EXHIBIT 4.1

EXECUTION COPY

CREDIT AGREEMENT

Dated as of March 26, 2012

among

THE CONNECTICUT LIGHT AND POWER COMPANY,

as Borrower

THE BANKS NAMED HEREIN

and

UNION BANK, N.A.,

as Administrative Agent

UNION BANK, N.A.

CITIGROUP GLOBAL MARKETS INC.

TD BANK, N.A.

WELLS FARGO SECURITIES, LLC

Joint Lead Arrangers

183080908

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION  1.01.

Certain Defined Terms.

1

SECTION  1.02.

Computation of Time Periods.

14

SECTION  1.03.

Accounting Terms; Financial Statements.

14

SECTION  1.04.

Computations of Outstandings.

14

ARTICLE II
COMMITMENTS

SECTION  2.01.

The Commitments.

14

SECTION  2.02.

Fees.

15

SECTION  2.03.

Reduction of the Commitments.

15

SECTION  2.04.

Extension of the Stated Termination Date.

15

ARTICLE III
ADVANCES

SECTION  3.01.

Advances.

16

SECTION  3.02.

Terms Relating to the Making of Advances.

17

SECTION  3.03.

Making of Advances.

17

SECTION  3.04.

Repayment of Advances; Delivery of Notes.

18

SECTION  3.05.

Interest.

18

ARTICLE IV
PAYMENTS

SECTION  4.01.

Payments and Computations.

20

SECTION  4.02.

Prepayments.

21

SECTION  4.03.

Yield Protection.

22

SECTION  4.04.

Sharing of Payments, Etc.

25

SECTION  4.05.

Taxes.

25

ARTICLE V
CONDITIONS PRECEDENT

SECTION  5.01.

Conditions Precedent to Effectiveness.

29

SECTION  5.02.

Conditions Precedent to All Advances.

31

SECTION  5.03.

Reliance on Certificates.

31

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

SECTION  6.01.

Representations and Warranties of the Borrower.

32

ARTICLE VII
COVENANTS

SECTION  7.01.

Affirmative Covenants.

35

i

SECTION  7.02.

Negative Covenants.

37

SECTION  7.03.

Financial Covenant.

40

SECTION  7.04.

Reporting Obligations.

40

ARTICLE VIII
DEFAULTS

SECTION  8.01.

Events of Default.

42

SECTION  8.02.

Remedies Upon Events of Default.

44

ARTICLE IX
THE ADMINISTRATIVE AGENT

SECTION  9.01.

Authorization and Action.

44

SECTION  9.02.

Administrative Agent’s Reliance, Etc.

45

SECTION  9.03.

Union Bank and Affiliates.

45

SECTION  9.04.

Lender Credit Decision.

45

SECTION  9.05.

Indemnification.

46

SECTION  9.06.

Successor Administrative Agent.

46

ARTICLE X
MISCELLANEOUS

SECTION  10.01.

Amendments, Etc.

47

SECTION  10.02.

Notices, Etc.

47

SECTION  10.03.

No Waiver of Remedies.

48

SECTION  10.04.

Costs, Expenses and Indemnification.

48

SECTION  10.05.

Right of Set-off.

49

SECTION  10.06.

Effectiveness.

50

SECTION  10.07.

Assignments and Participation.

50

SECTION  10.08.

Confidentiality.

55

SECTION  10.09.

Electronic Communications.

56

SECTION  10.10.

Waiver of Jury Trial.

57

SECTION  10.11.

Governing Law.

57

SECTION  10.12.

Relation of the Parties; No Beneficiary or Fiduciary Relationships.

57

SECTION  10.13.

Execution in Counterparts.

58

SECTION  10.14.

Defaulting Lenders.

58

SECTION  10.15.

USA Patriot Act.

58

ii

SCHEDULES

Schedule I	-	Applicable Lending Offices and Commitments

EXHIBITS

Exhibit 1.01	-	Form of Note
Exhibit 4.05A	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit 4.05B	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit 4.05C	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit 4.05D	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit 3.01	-	Form of Notice of Borrowing
Exhibit 5.01A	-	Form of Opinion of Jeffrey C. Miller, Assistant General Counsel of NUSCO
Exhibit 5.01B	-	Form of Opinion of King & Spalding LLP, Special New York Counsel to the Administrative Agent
Exhibit 10.07	-	Form of Assignment and Assumption

iii

CREDIT AGREEMENT

Dated as of March 26, 2012

THIS CREDIT AGREEMENT is made by and among:

(i)

THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized under the laws of the State of Connecticut  (the “Borrower”);

(ii)

The financial institutions (the “Banks”) listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto; and

(iii)

UNION BANK, N.A. (“Union Bank”), as Administrative Agent (as hereinafter defined) for the Lenders.

PRELIMINARY STATEMENT

The Borrower has requested that the Banks agree, on the terms and conditions set forth herein, to provide the Borrower a $300,000,000 five-year revolving credit facility to be used for the purposes set forth herein.  The Banks have indicated their willingness to provide such a facility on the terms and conditions of this Agreement.

Based upon the foregoing and subject to the terms and conditions set forth in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION  1.01.

Certain Defined Terms.

  As used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable to the singular and plural forms of the terms defined):

“Administrative Agent” means Union Bank, in its capacity as administrative agent hereunder, or any successor thereto as provided herein.

“Advance” means an advance by a Lender to the Borrower pursuant to Article III, and refers to a Eurodollar Rate Advance or a Base Rate Advance (each of which shall be a “Type” of Advance).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Credit Agreement, as the same may be modified, amended and/or supplemented pursuant to the terms hereof.

“Applicable Facility Fee Rate” means, for any day, the percentage per annum set forth below in effect on such day, determined on the basis of the Applicable Rating Level of the Borrower:

Applicable Facility Fee Rate
Applicable Rating Level	Percentage (%)
Level I	0.100
Level II	0.125
Level III	0.175
Level IV	0.200
Level V	0.250

Any change in the Applicable Facility Fee Rate caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

“Applicable Lending Office” means, with respect to each Lender:

(i)

in the case of any Advance, (A) such Lender’s “Eurodollar Lending Office” in the case of a Eurodollar Rate Advance or (B) such Lender’s “Domestic Lending Office” in the case of a Base Rate Advance, in each case as specified opposite such Lender’s name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender; or

(ii)

in each case, such other office of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

“Applicable Margin” means, for any day for any outstanding Advance, the percentage per annum set forth below in effect on such day, determined on the basis of the Applicable Rating Level for the Borrower:

Applicable Margin (Percentage %)
Rating Level	Eurodollar Rate Advances (%)	Base Rate Advances (%)
Level I	0.900	0.000
Level II	1.000	0.000
Level III	1.075	0.075
Level IV	1.300	0.300
Level V	1.500	0.500

Any change in the Applicable Margin caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

“Applicable Rate” means, with respect to any Advance made to the Borrower, either of (i) the Base Rate from time to time applicable to such Advance plus the Applicable Margin, or (ii) the Eurodollar Rate from time to time applicable to such Advance plus the Applicable Margin.

“Applicable Rating Level” shall be determined at any time and from time to time on the basis of the Reference Ratings in accordance with the following:

Applicable Rating Level	S&P Rating		Moody’s Rating
Level I	A or higher	or	A2 or higher
Level II	A-	or	A3
Level III	BBB+	or	Baa1
Level IV	BBB	or	Baa2
Level V	BBB- or lower (or unrated)	or	Baa3 or lower (or unrated)

“Level I” applies on any day on which the S&P Reference Rating is A or higher or the Moody’s Reference Rating is A2 or higher.

“Level II” applies on any day on which (i) the S&P Reference Rating is A- or higher or the Moody’s Reference Rating is A3 or higher and (ii) Level I does not apply.

“Level III” applies on any day on which (i) the S&P Reference Rating is BBB+ or higher or the Moody’s Reference Rating is Baa1 or higher and (ii) neither Level I or Level II applies.

“Level IV” applies on any day on which (i) the S&P Reference Rating is BBB or higher or the Moody’s Reference Rating is Baa2 or higher and (ii) none of Levels I, II or III applies.

“Level V” applies on any day on which (i) the S&P Reference Rating is BBB- or lower or the Moody’s Reference Rating is Baa3 or lower and (ii) none of Levels I, II, III or IV applies.

In the event that the Reference Ratings do not correspond to the same Applicable Rating Level and the Reference Ratings differ by (i) only one Applicable Rating Level, the Applicable Rating Level that corresponds to the higher of such Reference Ratings shall apply, and (ii) more than one Applicable Rating Level, the Applicable Rating Level that is immediately below the Applicable Rating Level that corresponds to the higher of such Reference Ratings shall apply; provided that, in the case of this clause (ii), if the lower of such Reference Ratings corresponds to Level V, Level V shall apply.  The Applicable Rating Level shall be redetermined as and when any change in the ratings used in the determination thereof shall be announced by S&P or Moody’s, as the case may be.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit 10.07.

 “Available Commitment” means, for each Lender, the unused portion of such Lender’s Commitment (which shall be equal to the excess, if any of such Lender’s Commitment over such Lender’s Percentage of the Advances outstanding).  “Available Commitments” shall refer to the aggregate of the Lenders’ Available Commitments hereunder.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a governmental authority or instrumentality thereof if and for so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm obligations such as those under this Agreement.

“Banks” has the meaning assigned to that term in the caption to this Agreement.

“Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(i)

the rate of interest announced publicly by the Administrative Agent in its principal place of business from time to time as the Administrative Agent’s “base rate” or “reference rate”;

(ii)

1/2 of one percent per annum above the Federal Funds Rate in effect from time to time; and

(iii)

BBA LIBOR, as published on Bloomberg L.P.’s page BBAM (or another commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at 11:00 a.m. (London time) on the date of determination for a term of one month (or if no such rates are quoted on such day for any reason, the previous day for which quotations are available) (the “One-Month LIBOR Rate”), plus 1%; provided, however, if more than one rate is specified on such service, the applicable rate shall be the arithmetic mean of all such rates plus 1%.

If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (ii) of the first sentence of this definition, until the circumstances giving rise to such inability to determine the Federal Funds Rate no longer exist.  Any change in the Base Rate due to a change in the Administrative Agent’s base rate or reference rate, the Federal Funds Rate or the One-Month LIBOR Rate, shall be effective on the effective date of such change in the Administrative Agent’s base rate or reference rate, the Federal Funds Rate or the One-Month LIBOR Rate, as the case may be.

“Base Rate Advance” means an Advance in respect of which the Borrower has selected in accordance with Article III, or this Agreement provides for, interest to be computed on the basis of the Base Rate.

“Borrower” has the meaning assigned to that term in the caption to this Agreement.

“Borrower Debt” has the meaning specified in the definition of “Reference Ratings” in this Section.

“Borrowing” means a borrowing consisting of one or more Advances of the same Type and Interest Period, if any, made to the Borrower on the same Business Day by the Lenders, ratably in accordance with their respective Commitments.  A Borrowing may be referred to herein as being a “Type” of Borrowing, corresponding to the Type of Advances comprising such Borrowing.  For purposes of this Agreement, all Advances of the same Type and Interest Period, if any, made or converted on the same day to the Borrower shall be deemed a single Borrowing hereunder until repaid.

“Borrowing Limit” means, on any date, the short-term debt borrowing limit of the Borrower prescribed by the FERC and applicable to the Borrower on such date.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Reserve Percentage) in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (i) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), shall either (A) acquire beneficial ownership of more than 50% of any outstanding class of common shares of NU having ordinary voting power in the election of Trustees of NU or (B) obtain the power

(whether or not exercised) to elect a majority of NU’s Trustees or (ii) the Board of Trustees of NU shall not consist of a majority of Continuing Trustees.  For purposes of this definition, the term “Continuing Trustees” means Trustees of NU on the date hereof and each other Trustee of NU, if such other trustee’s nomination for election to the Board of Trustees of NU is recommended by a majority of the then Continuing Trustees.

“Closing Date” has the meaning assigned to that term in Section 5.01.

“Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

“Commitment” means, for each Lender, the aggregate amount set forth opposite such Lender’s name on Schedule I or, if such Lender has entered into one or more Assignment and Assumptions, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.07(c), in each such case as such amount may be reduced from time to time pursuant to Section 2.04.  “Commitments” shall refer to the aggregate of the Lenders’ Commitments hereunder.

“Confidential Information” has the meaning assigned to that term in Section 10.08.

“Consolidated Debt” means, at any date for the Borrower, the total Debt of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with generally accepted accounting principles.

“Credit Party” means the Administrative Agent and each Lender.

“Debt” means, for any Person, without duplication, (i) indebtedness of such Person for borrowed money, including but not limited to obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding Stranded Cost Recovery Obligations that are non-recourse to such Person), (ii) obligations of such Person to pay the deferred purchase price of property or services (excluding any obligation of such Person to Dominion Resources, Inc. or its successor with respect to disposition of spent nuclear fuel burned prior to April 3, 1983), (iii) obligations of such Person as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iii) above, (v) letters of credit that have not been fully cash collateralized, guaranties and other forms of credit enhancement issued to support power sales and trading activities, and (vi) liabilities in respect of unfunded vested benefits under ERISA Plans and ERISA Multiemployer Plans.

“Declining Lender” has the meaning assigned to that term in Section 2.04(a).

“Defaulting Lender” shall mean any Lender, as reasonably determined by the Administrative Agent, that (i) has failed, within three Business Days after the date required to be funded or paid, (A) to fund any portion of its Advances or (B) to pay over to any Credit Party any other amount required to be paid by it under this Agreement, unless, in the case of clauses (A) and (B) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (ii) has notified the Borrower or any Credit Party in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding an Advance cannot be satisfied) or generally under other agreements in which it commits to extend credit, (iii) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Advances, provided that such Lender shall cease to be a Defaulting Lender pursuant to clause (iii) upon such requesting party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (iv) has become the subject of a Bankruptcy Event.

“Disclosure Documents” means (i) the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011; and (ii) the Borrower’s Current Reports on Form 8-K filed after December 31, 2011 but prior to the date hereof.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.07(b)(iii)).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that is a “commonly controlled entity” of such Person within the meaning of the regulations under Section 414 of the Code.

“ERISA Multiemployer Plan” means a “multiemployer plan” subject to Title IV of ERISA.

“ERISA Plan” means an employee benefit plan (other than an ERISA Multiemployer Plan) maintained for employees of the Borrower or any ERISA Affiliate of the Borrower and covered by Title IV of ERISA.

“ERISA Plan Termination Event” means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations) with respect to an ERISA Plan or an ERISA Multiemployer Plan, or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from an ERISA Plan or an ERISA Multiemployer Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or an ERISA Multiemployer Plan or the treatment of an ERISA Plan amendment as a termination or of an ERISA Multiemployer Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan or an ERISA Multiemployer Plan by the PBGC, or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or ERISA Multiemployer Plan.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means, for each Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to BBA LIBOR, as published on Bloomberg L.P.’s page BBAM (or another commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in United States dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Advance being made, continued or converted by Union Bank and with a term equivalent to such Interest Period would be offered by Union Bank or its principal London banking Affiliate to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Advance” means an Advance in respect of which the Borrower has selected in accordance with Article III, or this Agreement provides for, interest to be computed on the basis of the Eurodollar Rate.

“Eurodollar Reserve Percentage” of any Lender or its subparticipant, for each Interest Period for each Eurodollar Rate Advance, means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement, without benefit of or credit for proration, exemptions or offsets) for such Lender or its subparticipant with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B)

that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Advance or Commitment (other than pursuant to an assignment requested by the Borrower under Section 10.07(e)) or (B) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 4.05, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (iii) Taxes attributable to such Credit Party’s failure to comply with Section 4.05(f) and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Extending Lender” has the meaning assigned to that term in Section 2.04(a).

“Extension Date” means the third and fourth anniversaries of the date hereof.

“Facility Fee” has the meaning assigned to that term in Section 2.02(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the Fee Letter, dated March 9, 2012, between the Borrower and Union Bank, as amended, modified and supplemented from time to time.

“FERC” means the Federal Energy Regulatory Commission.

“Financial Statements” means the audited consolidated balance sheet and statements of income and cash flow of the Borrower and its Subsidiaries as at December 31, 2011.

“First Mortgage Indenture” means the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1921, from the Borrower to Deutsche Bank Trust Company Americas, as successor trustee, as previously and hereafter amended and supplemented from time to time.

“Fiscal Quarter” means a period of three calendar months ending on the last day of March, June, September or December, as the case may be.

“Fiscal Year” means a period of twelve calendar months ending on the last day of December.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Governmental Approval” means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body (including, without limitation, the Securities and Exchange Commission, the FERC, the Nuclear Regulatory Commission and the Connecticut Public Utilities Regulatory Authority) required in connection with either (i) the execution, delivery or performance of any Loan Document, or (ii) the nature of the business as conducted or the nature of the property owned or leased by the Borrower or any Subsidiary of the Borrower.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Substance” means any waste, substance or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau or instrumentality of the United States of America or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

“Indemnified Person” has the meaning assigned to that term in Section 10.04(b).

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (ii) to the extent not otherwise described in (i), Other Taxes.

“Interest Period” has the meaning assigned to that term in Section 3.05(a).

“Lenders” means the financial institutions listed on the signature pages hereof, and each assignee that shall become a party hereto pursuant to Section 10.07.

“Lien” means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property.  For the purposes of this Agreement, a Person or any of its Subsidiaries shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Documents” means this Agreement and the Notes.

“Majority Lenders” means on any date of determination, Lenders who, collectively, on such date (i) have Percentages in the aggregate in excess of 50% and (ii) if the Commitments have been terminated, hold in excess of 50% of the then aggregate unpaid principal amount of the Advances owing to the Lenders.  Determination of those Lenders satisfying the criteria specified above for action by the Majority Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“non-Performing Lender” has the meaning assigned to that term in Section 3.03(b).

“Note” means a promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.01A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender to the Borrower, as such may be amended, supplemented or otherwise modified from time to time.

“Notice of Borrowing” has the meaning assigned to that term in Section 3.01.

“NU” means Northeast Utilities, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts.

“NU System Money Pool” means the money pool of NU and certain of its Subsidiaries, the terms of which are filed with the FERC, as amended from time to time.

“NUSCO” means Northeast Utilities Service Company, a Connecticut corporation.

“One-Month LIBOR Rate” has the meaning assigned to that term in the definition of “Base Rate”.

“Other Connection Taxes” means, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.07(e)).

“Participant” has the meaning assigned to that term in Section 10.07(d).

“Participant Register” has the meaning assigned to that term in Section 10.07(d).

 “PBGC” means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

“Percentage” means, in respect of any Lender on any date of determination, the percentage obtained by dividing such Lender’s Commitment on such day by the total of the Commitments on such day, and multiplying the quotient so obtained by 100%.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Principal Subsidiary” shall mean, during any fiscal quarter, any Subsidiary of the Borrower, whether owned directly or indirectly by the Borrower, which, with respect to the Borrower and its Subsidiaries taken as a whole, represents at least ten percent (10%) of the Borrower’s consolidated assets (calculated as an average of such consolidated assets over the preceding four fiscal quarters) and ten percent (10%) of the Borrower’s consolidated net income (or loss) (calculated as a sum of such net income (or loss) over the preceding four fiscal quarters).

“PSNH” means Public Service Company of New Hampshire, a corporation organized under the laws of the State of New Hampshire, and its successors and assigns.

“Recipient” has the meaning assigned to that term in Section 10.08.

“Reference Ratings” means the ratings assigned by S&P and Moody’s to the senior, unsecured, non-credit enhanced long-term Debt of the Borrower (the “Borrower Debt”); provided, that

(i)

if neither S&P nor Moody’s maintains a rating on the Borrower Debt because no Borrower Debt is outstanding, then the “Reference Ratings” shall be based on the ratings assigned by S&P and Moody’s to the long-term senior secured debt of the Borrower (the “Secured Debt”), but such ratings shall be deemed to correspond to an Applicable Rating Level that is one Level lower than the Level that would correspond to such Secured Debt ratings pursuant to the definition of “Applicable Rating Level”;

(ii)

if neither S&P nor Moody’s (A) maintains a rating on the Borrower Debt because no Borrower Debt is outstanding and (B) maintains a rating on the Secured Debt of the Borrower because no Secured Debt is outstanding, then the “Reference Ratings” shall be based on the Borrower’s long-term corporate/issuer ratings as maintained by S&P and Moody’s.

“Register” has the meaning assigned to that term in Section 10.07(c).

“Regulatory Asset” means an intangible asset established by statute, regulation or regulatory order or similar action of a utility regulatory agency having jurisdiction over the Borrower and included in the rate base of the Borrower with the intention that such asset be amortized by rates over time.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Secured Debt” has the meaning specified in the definition of “Reference Ratings” in this Section.

“Stated Termination Date” means (i) March 26, 2017, or (ii) (A) with respect to any Extending Lender, such later date to which the Stated Termination Date shall be extended in accordance with Section 2.04, and (B) with respect to any Declining Lender, the date of the termination of such Declining Lender’s Commitment pursuant to Section 2.04(b).

“Stranded Cost Recovery Obligations” means, with respect to any Person, such Person’s obligations to make principal, interest or other payments to the issuer of stranded cost recovery bonds pursuant to a loan agreement or similar arrangement whereby the issuer has loaned the proceeds of such bonds to such Person.

“Subsidiary” shall mean, with respect to any Person, any corporation, association or other business entity of which securities or other ownership interests representing 50% or more of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person (whether direct or indirect) or by such Person and one or more such Subsidiaries of such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest to occur of (i) the Stated Termination Date, (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.03 or 8.02 and (iii) the date of acceleration of all amounts payable hereunder pursuant to Section 8.02.

“Total Capitalization” means, at any date, the sum of (i) Consolidated Debt of the Borrower and its Subsidiaries, (ii) the aggregate of the par value of, or stated capital represented by, the outstanding shares of all classes of common and preferred shares of the Borrower and its Subsidiaries and (iii) the consolidated surplus of the Borrower and its Subsidiaries, paid-in, earned and other capital, if any, in each case as determined on a consolidated basis in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Borrower’s Financial Statements.

“Total Commitment” means $300,000,000, or such other amount from time to time as shall equal the sum of the Commitments.

“Type” has the meaning assigned to such term (i) in the definition of “Advance” when used in such context and (ii) in the definition of “Borrowing” when used in such context.

“Union Bank” has the meaning assigned to that term in the caption to this Agreement.

“Unmatured Default” means the occurrence and continuance of an event that, with the giving of notice or lapse of time or both, would constitute an Event of Default.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to that term in Section 4.05(f)(ii)(B)(3).

“Withholding Agent” means the Borrower and the Administrative Agent.

“WMECO” means Western Massachusetts Electric Company, a corporation organized under the laws of the Commonwealth of Massachusetts, and its successors and assigns.

“Yankee” means Yankee Gas Services Company, a corporation organized under the laws of the State of Connecticut, and its successors and assigns.

SECTION 1.02.  Computation of Time Periods  In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month.  In the case of a period of time “from” a specified date “to” or “until” a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.03.  Accounting Terms; Financial Statements.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles applied on a basis consistent with the application employed in the preparation of the Financial Statements.  All references contained herein to the Borrower’s Annual Report on Form 10-K in respect of a Fiscal Year or Quarterly Report on Form 10-Q in respect of a Fiscal Quarter shall be deemed to include any exhibits and schedules thereto, including without limitation in the case of any Annual Report on Form 10-K, any “Annual Report” of the Borrower referred to therein.

SECTION 1.04.  Computations of Outstandings  Whenever reference is made in this Agreement to the principal amount of Advances outstanding under this Agreement on any date, such reference shall refer to the aggregate principal amount of all Advances on such date after giving effect to (i) all Advances to be made on such date and the application of the proceeds thereof and (ii) any repayment or prepayment of Advances on such date by the Borrower.

ARTICLE II
COMMITMENTS

SECTION  2.01.

The Commitments.

(a)

Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date, in an aggregate amount not to exceed on any day such Lender’s Available Commitment.  Within the limits of such Lender’s Available Commitment, the Borrower may request Advances hereunder, repay or prepay Advances and utilize the resulting increase in the Available Commitments for further Advances in accordance with the terms hereof.

(b)

In no event shall the Borrower be entitled to request or receive any Advance under subsection (a) that would cause the aggregate principal amount advanced pursuant thereto to exceed the Available Commitments.  In no event shall the Borrower be entitled to request or receive any Advance that would cause the total principal amount of all Advances outstanding hereunder to exceed the Total Commitment or the Borrowing Limit then in effect.

SECTION  2.02.

Fees.

(a)

The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the “Facility Fee”) on the amount of such Lender’s Commitment (whether used or unused) at the Applicable Facility Fee Rate, from the date of this Agreement, in the case of each Bank, and from the effective date specified in the Assignment and Assumption pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date.  The Facility Fee payable by the Borrower shall be calculated and accrued daily and shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing the first such date following the date hereof, with final payment payable on the final Termination Date.

(b)

The Borrower further agrees to pay the fees specified in the Fee Letter in accordance with the terms thereof, together with such other fees as may be separately agreed to by the Borrower and the other parties thereto or their respective Affiliates.

SECTION  2.03.

Reduction of the Commitments.

The Borrower may, at any time, by providing at least three Business Days’ prior written notice to the Administrative Agent, terminate in whole or reduce in part the Total Commitment (applied on a pro rata basis in accordance with each Lender’s Percentage); provided, that any such partial reduction shall be in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.  Each such notice of termination or reduction shall be irrevocable.

SECTION  2.04.

Extension of the Stated Termination Date

(a)

Unless the Termination Date previously shall have occurred in accordance with the terms of this Agreement, at least 30 days but not more than 45 days before any Extension Date, the Borrower may, by notice to the Administrative Agent (any such notice being irrevocable), request that the Administrative Agent and the Lenders extend the Stated Termination Date for a period of one year.  If the Borrower shall make such request, the Administrative Agent shall promptly inform the Lenders thereof.  Each Lender shall notify the Administrative Agent, in writing, of its agreement so to extend the Stated Termination Date at least 20 days prior to such Extension Date, and, no later than 15 days prior to such Extension Date, the Administrative Agent shall notify the Borrower in writing if Lenders holding sufficient Commitments (determined per the last sentence of this subsection (a)) consent to such request.  The granting of any such consent shall be in the sole and absolute discretion of each Lender (each Lender that consents being an “Extending Lender” and each Lender that does not consent, or that does not notify the Administrative Agent of its consent to any request for extension, being a “Declining Lender”), and if the Administrative Agent shall not so notify the Borrower, such lack of notification shall be deemed to be a determination not to consent to such request.  Any extension pursuant to this Section shall be effective only if (i) the sum of the Commitments, immediately following the effectiveness of any proposed extension, of (A) Extending Lenders and (B) third party financial institutions that become Lenders by accepting Commitments from Declining Lenders would exceed 50% of the Total Commitment in effect immediately prior to the effectiveness of any proposed extension, (ii) no Unmatured Default or Event of Default has occurred and is continuing and (iii) all representations and warranties contained in Section 6.01 are true and correct on the Stated Termination Date as in effect immediately prior to the effectiveness of such proposed extension.

(b)

The Commitment of each Declining Lender automatically will terminate on the Stated Termination Date as in effect immediately prior to the effectiveness of such extension.  If there shall be any Declining Lenders, (i) Extending Lenders will have the right to increase their Commitments in an aggregate amount not to exceed the Commitments of such Declining Lenders and, (ii) if the aggregate amount of such increase in Commitments is less than the aggregate Commitments of such Declining Lenders, the Borrower will have the right to accept commitments from third party financial institutions acceptable to the Administrative Agent in an amount not greater than the amount of such shortfall.  Any such increase in Commitments or accession of third party financial institutions shall be made via an Assignment and Assumption and shall be effective on the Stated Termination Date as in effect immediately prior to the effectiveness of such extension.

(c)

The Borrower may extend the Stated Termination Date pursuant to this Section only twice.

ARTICLE III
ADVANCES

SECTION 3.01.  Advances.  More than one Borrowing may be made on the same Business Day.  Each Borrowing shall consist of Advances of the same Type and Interest Period made to the Borrower on the same Business Day by the Lenders ratably according to their respective Commitments.  Each Borrowing shall be made on notice in substantially the form of Exhibit 3.01 hereto (a “Notice of Borrowing”), delivered by the Borrower to the Administrative Agent, by hand or facsimile, not later than 11:00 a.m. (New York City time) (i) in the case of Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed Borrowing and (ii) in the case of Base Rate Advances, on the day of the proposed Borrowing.  Upon receipt of a Notice of Borrowing, the Administrative Agent shall notify the Lenders thereof promptly on the day so received.  Each Notice of Borrowing shall specify therein (x) the requested (A) date of such Borrowing, (B) principal amount and Type of Advances comprising such Borrowing and (C) initial Interest Period for such Advances, (y) the aggregate amount of Advances to be outstanding on such date after giving effect to such proposed Borrowing and (z) if the Borrower so chooses, a term, expressed as a number of days (which shall in no event end later than the Termination Date), beyond which such Borrowing may not be outstanding.  Each proposed

Borrowing shall be subject to the satisfaction of the conditions precedent thereto as set forth in Article V.

SECTION 3.02.  Terms Relating to the Making of Advances.

(a)

Notwithstanding anything in Section 3.01 above to the contrary:

(i)

at no time shall more than fifteen different Borrowings be outstanding hereunder;

(ii)

each Borrowing hereunder that is to be comprised of Base Rate Advances shall be in an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or such lesser amount as shall be equal to the total amount of the Available Commitments on such date, after giving effect to all other Borrowings to be made to, or repaid or prepaid by, the Borrower on such date; and

(iii)

each Borrowing hereunder that is to be comprised of Eurodollar Rate Advances shall be in an aggregate principal amount of not less than $5,000,000 or an increment of $1,000,000 in excess thereof.

(b)

Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

SECTION 3.03.  Making of Advances.

(c)

Each Lender shall, before 1:00 p.m. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s address referred to in Section 10.02, in same day funds, such Lender’s portion of such Borrowing.  Advances shall be made by the Lenders ratably in accordance with their several Commitments.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s aforesaid address.

(d)

Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount on such date.  If and to the extent that any such Lender (a “non-performing Lender”) shall not have so made such ratable portion available to the Administrative Agent, the non-performing Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate.  Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender.

(e)

The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 3.04.  Repayment of Advances; Delivery of Notes.

(f)

The Borrower shall repay the principal amount of each Advance no later than on the earlier of (i) the last day of the term (if any) specified pursuant to clause (z) of the last sentence of Section 3.01 in the Notice of Borrowing related to such Advance and (ii) the Termination Date (including the Stated Termination Date with respect to each Lender).

(g)

Any Lender may request that the Advances to be made by it be evidenced by a Note.  Promptly upon receipt of such request, the Borrower shall prepare, execute and deliver to such Lender (or, if requested by such Lender, to such Lender and its assignees) a Note.  Thereafter, the Advances evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.07) be represented by one or more Notes payable to the order of the payee named therein.

SECTION 3.05.  Interest.

(h)

Interest Periods.

(i)

The period commencing on the date of each Advance and ending on the last day of the period selected by the Borrower with respect to such Advance pursuant to the provisions of this Section is referred to herein as an “Interest Period”.  The duration of each Interest Period shall be (i) in the case of any Eurodollar Rate Advance, one, two, three or six months and (ii) in the case of any Base Rate Advance, the period of time beginning on the date of the making of, or the conversion of an outstanding Advance into, such Advance and ending on the last day of March, June, September or December next following the date on which such Advance was made; provided, however, that no Interest Period may be selected by the Borrower if such Interest Period would end after the Termination Date.

(ii)

Subject to the terms and conditions of this Agreement, the initial Interest Period for any Advance made to the Borrower shall be determined by the Borrower as set forth in its Notice of Borrowing with respect to such Advance.  The Borrower may elect to continue or convert one or more Advances of any Type and having the same Interest Period to one or more Advances of the same or any other Type and having the same or a different Interest Period on the following terms and subject to the following conditions:

(A)

Each continuation or conversion shall be made as to all Advances comprising a single Borrowing upon written notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed continuation of or conversion, in the case of a continuation or conversion to a Eurodollar Rate Advance, or on the day of the proposed continuation of or conversion to a Base Rate Advance.  The Administrative Agent shall notify each Lender of the contents of such notice promptly after receipt thereof.  Each such notice shall specify therein the following information: (1) the date of such proposed continuation or conversion (which in the case of Eurodollar Rate Advances shall be the last day of the Interest Period then applicable to such Advances to be continued or converted), (2) the Type of, and Interest Period applicable to, the Advances proposed to be continued or converted, (3) the aggregate principal amount of Advances proposed to be continued or converted, and (4) the Type of Advances to which such Advances are proposed to be continued or converted and the Interest Period to be applicable thereto.

(B)

If an Unmatured Default shall have occurred and be continuing, the right of the Borrower to continue or convert Advances to Eurodollar Rate Advances shall be suspended, and all Eurodollar Rate Advances then outstanding shall be converted to Base Rate Advances on the last day of the Interest Period then in effect, if, on such day, an Unmatured Default shall be continuing.

(C)

If an Event of Default shall have occurred and be continuing, the right of the Borrower to continue or convert Advances to Eurodollar Rate Advances shall be suspended, and upon the occurrence of an Event of Default, all Eurodollar Rate Advances then outstanding shall immediately, without further act by the Borrower, be converted to Base Rate Advances.

(D)

If no notice of continuation or conversion is received by the Administrative Agent as provided in paragraph (A) above with respect to any outstanding Advances on or before the third Business Day prior to the last day of the Interest Period then in effect for such Advances, the Administrative Agent shall treat such absence of notice as a deemed notice of continuation or conversion providing for such Advances to be continued as or converted to Base Rate Advances with an Interest Period of three months commencing on the last day of such Interest Period.

(i)

Interest Rates.  The Borrower shall pay interest on the unpaid principal amount of each Advance owing by the Borrower from the date of such Advance until such principal amount shall be paid in full, at the Applicable Rate for such Advance (except as otherwise provided in this subsection (b)), payable as follows:

(i)

Eurodollar Rate Advances.  If such Advance is a Eurodollar Rate Advance, interest thereon shall be payable (A) on the last day of the Interest Period applicable thereto, (B) in the case of a Eurodollar Rate Advance with an Interest Period of more than three months’ duration, on each day that is a three-month anniversary of the date of such Advance, (C) on the date on which such Advance is repaid in full and (D) on the Termination Date; provided if an Event of Default shall have occurred and be continuing, such Advance shall bear interest at a rate per annum equal at all times to 2.0% per annum above the Applicable Rate for such Advance for such Interest Period, or, if higher, 2.0% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

(ii)

Base Rate Advances.  If such Advance is a Base Rate Advance, interest thereon shall be payable (A) quarterly on the last day of each March, June, September and December, (B) on the date such Base Rate Advance shall be paid in full and (C) on the Termination Date; provided if an Event of Default shall occur and be continuing, such Advance shall bear interest at a rate per annum equal at all times to 2.0% per annum above the Applicable Rate for such Advance for such Interest Period.

(j)

Other Amounts.  Any other amounts payable hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances, payable on demand.

(k)

Interest Rate Determinations.  The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the Applicable Rate determined from time to time by the Administrative Agent for each Advance.

ARTICLE IV
PAYMENTS

SECTION 4.01.  Payments and Computations.

(a)

The Borrower shall make each payment hereunder not later than 12:00 noon (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at its address referred to in Section 10.02, in same day funds.  The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to whom the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement.  Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 10.07, from and after the effective date specified in such Assignment and Assumption, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)

The Borrower hereby authorizes the Administrative Agent and each Lender, if and to the extent payment owed to the Administrative Agent or such Lender, as the case may be, is not made when due hereunder, to charge from time to time against any or all of the Borrower’s accounts with the Administrative Agent or such Lender, as the case may be, any amount so due.

(c)

All computations of interest based on the Base Rate (except when determined on the basis of the Federal Funds Rate or the One-Month LIBOR Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be.  All computations of interest and other amounts payable pursuant to Section 4.03 shall be made by the Lender claiming such interest or other amount on the basis of a year of 360 days.  All other computations of interest, including computations of interest based on the Eurodollar Rate, the Base Rate (when and if determined on the basis of the Federal Funds Rate or the One-Month LIBOR Rate), and all computations of fees and other amounts payable hereunder, shall be made by the Administrative Agent on the basis of a year of 360 days.  In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or other amounts are payable.  Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

(d)

Whenever any payment under any Loan Document shall be stated to be due, or the last day of an Interest Period hereunder shall be stated to occur, on a day other than a Business Day, such payment shall be made, and the last day of such Interest Period shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on, or principal of, Eurodollar Rate Advances to be made, or the last day of an Interest Period for a Eurodollar Rate Advance to occur, in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

(e)

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

SECTION  4.02.

Prepayments.

(a)

The Borrower shall not have any right to prepay any Advances except in accordance with subsections (b) and (c) below.

(b)

The Borrower may, (i) in the case of Eurodollar Rate Advances, upon at least three Business Day’s written notice to the Administrative Agent (such notice being irrevocable) and (ii) in the case of Base Rate Advances, upon notice not later than 11:00 a.m. on the date of the proposed prepayment to the Administrative Agent (such notice being irrevocable), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay Advances comprising part of the same Borrowing, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith pursuant to Section 4.03(d); provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

(c)

If at any time the aggregate principal amount of Advances outstanding shall exceed the Total Commitment, the Borrower shall forthwith prepay Advances in a principal amount equal to such excess.  All prepayments pursuant to this subsection (c) shall be effected from outstanding Advances comprising part of the same Borrowing or Borrowings and shall be accompanied by payment of accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith pursuant to Section 4.03(d).

SECTION  4.03.

Yield Protection.

(a)

Increased Costs Generally.  If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Reserve Percentage, in the case of Eurodollar Rate Advances);

(ii)

subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)

impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to reduce the amount of any sum received or receivable by such Lender or other Credit Party hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Credit Party, the Borrower will pay to such Lender or other Credit Party, as the case may be, such additional amount or amounts as will compensate such Lender or other Credit Party, as the case may be, for such additional costs incurred or reduction suffered.

(b)

Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Applicable Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)

Eurodollar Reserves.  The Borrower shall pay to each Lender upon demand, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender to the Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period.  Such additional interest shall be determined by such Lender and notified to the Borrower and the Administrative Agent.

(d)

Breakage Indemnity.  The Borrower shall indemnify each Lender against any loss, cost or reasonable expense that such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any Borrowing or conversion of Advances hereunder the applicable conditions precedent set forth in Articles III and V, (ii) any failure by the Borrower to borrow any, or convert any outstanding Advance into a, Eurodollar Rate Advance hereunder after a Notice of Borrowing has been delivered pursuant to Section 3.01 or after delivery of a notice of conversion pursuant to Section 3.05(a)(ii), (iii) any payment, prepayment or conversion of a Eurodollar Rate Advance required or permitted by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (iv) any default by the Borrower in payment or prepayment of the principal amount of any Eurodollar Rate Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (v) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Advance or any part thereof as a Eurodollar Rate Advance.  Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (A) its cost of obtaining the funds for the Eurodollar Rate Advance being paid, prepaid, converted or not borrowed for the period from the date of such payment, prepayment, conversion or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance that would have commenced on the date of such failure) over (B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed for such period or Interest Period, as the case may be.  For purposes of this subsection (d), it shall be presumed that in the case of any Eurodollar Rate Advance, each Lender shall have funded each such Advance with a fixed-rate instrument bearing the rates and maturities designated in the determination of the Applicable Rate for such Advance.

(e)

Notices.  A certificate of any Lender setting forth such Lender’s claim for compensation hereunder and the amount necessary to compensate such Lender or its holding company pursuant to subsections (a) through (d) above shall be submitted to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error.  The Borrower shall pay such Lender directly the amount shown as due on any such certificate within 10 days after its receipt of the same.  The failure of any Lender to provide such notice or to make demand for payment under this Section shall not constitute a waiver of such Lender’s rights hereunder; provided that such Lender shall not be entitled to demand payment pursuant to subsections (a) through (d) above in respect of any loss, cost, expense, reduction or reserve, if such demand is made more than one year following the later of such Lender’s incurrence or sufferance thereof or such Lender’s actual knowledge of the event giving rise to such Lender’s rights pursuant to such subsections.  Each Lender shall use reasonable efforts to ensure the accuracy and validity of any claim made by it hereunder, but the foregoing shall not obligate any such entity to assert any possible invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

(f)

Change in Legality.  Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Advance, then, by written notice to the Borrower and the Administrative Agent, such Lender may:

(i)

declare that Eurodollar Rate Advances will not thereafter be made by such Lender hereunder, whereupon the right of the Borrower to select Eurodollar Rate Advances for any Borrowing or conversion shall be forthwith suspended until such Lender shall withdraw such notice as provided hereinbelow or shall cease to be a Lender hereunder pursuant to Section 10.07(e); and

(ii)

require that all outstanding Eurodollar Rate Advances be converted to Base Rate Advances, in which event all Eurodollar Rate Advances shall be automatically converted to Base Rate Advances as of the effective date of such notice as provided herein below.

Upon receipt of any such notice, the Administrative Agent shall promptly notify the other Lenders.  Any such notice to the Borrower by any Lender shall be effective as to each Eurodollar Rate Advance on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance; provided that if such notice shall state that the maintenance of such Advance until such last day would be unlawful, such notice shall be effective on the date of receipt by the Borrower and the Administrative Agent.  Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Borrower and the Administrative Agent withdrawing such prior notice (but the failure to do so shall impose no liability upon such Lender).  Promptly upon receipt of such withdrawing notice from such Lender (or upon such Lender assigning all of its Commitment, Advances, participation and other rights and obligations under the Loan Documents in accordance with Section 10.07(e)), the Administrative Agent shall deliver notice thereof to the Borrower and the Lenders and such suspension shall terminate.

(g)

Market Rate Disruptions.  If the Majority Lenders shall notify the Administrative Agent that the Eurodollar Rate will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances, the right of the Borrower to select or receive Eurodollar Rate Advances for any Borrowing shall be forthwith suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and until such notification from the

Administrative Agent, each requested Borrowing of Eurodollar Rate Advances hereunder shall be deemed to be a request for Base Rate Advances.

SECTION  4.04.

Sharing of Payments, Etc.

(a)

If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of banker’s lien, set-off or counterclaim, or otherwise, but excluding any proceeds received by assignments or sales of participations in accordance with Section 10.07 to a Person that is not an Affiliate of the Borrower) on account of the Advances owing to it (other than pursuant to Section 4.03) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participation from the other Lenders in accordance with this Section, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with Section 4.01(a).

(b)

If and for so long as any Lender shall fail to make any payment required to be made by it pursuant to Section 3.03(a) or 9.05 then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section in any order as determined by the Administrative Agent in its discretion.

SECTION  4.05.

Taxes.

(a)

Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)

Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)

Indemnification by the Borrower.  The Borrower shall indemnify each Credit Party, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by such Credit Party (with a copy to the Administrative Agent, unless the Administrative Agent is such Credit Party), or by the Administrative Agent on its own behalf or on behalf of any other Credit Party, shall be conclusive absent manifest error.

(d)

Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (d).

(e)

Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.05, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)

Status of Lenders.  (1) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)

Without limiting the generality of the foregoing,

(A)

any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)

executed originals of IRS Form W-8ECI;

(3)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 4.05A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a

“U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)

to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4.05B  or Exhibit 4.05C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4.05D on behalf of each such direct and indirect partner;

(C)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)

Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.05 (including by the payment of additional amounts pursuant to this Section 4.05), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)

Survival.  Each party’s obligations under this Section 4.05 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE V
CONDITIONS PRECEDENT

SECTION 5.01.  Conditions Precedent to Effectiveness.  The obligations of the Lenders to make Advances hereunder shall not become effective unless on and as of the date hereof (the “Closing Date”) each of the following conditions is satisfied:

(a)

The Administrative Agent shall have received on or before the Closing Date the following, each dated the Closing Date, in form and substance satisfactory to the Administrative Agent and (except for the notes described in clause (ii) below) in sufficient copies for each Bank:

(i)

Counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent and each Bank.

(ii)

A Note payable to the order of each Bank that requests one pursuant to Section 3.04(b).

(iii)

A certificate of the Secretary or Assistant Secretary of the Borrower certifying:

(A)

the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents;

(B)

that attached thereto are true and correct copies of: (1) the articles of incorporation and by-laws of the Borrower, together with all amendments thereto, as in effect on such date; (2) the resolutions of the Borrower’s board of directors approving the execution, delivery and performance by the Borrower of the Loan Documents; (3) all documents evidencing other necessary organizational or other similar action, if any, with respect to the execution, delivery and performance of the Loan Documents by the Borrower; and (4) true and correct copies of all Governmental Approvals referred to in clause (i) of the definition of “Governmental Approval” required to be obtained by the Borrower in connection with the execution, delivery and performance by the Borrower of the Loan Documents; and

(C)

that the resolutions referred to in clause (B)(2) above have not been modified, revoked or rescinded and are in full force and effect on such date.

(iv)

A certificate signed by the Treasurer or Assistant Treasurer of the Borrower, certifying as to:

(A)

the Borrowing Limit as in effect on the Closing Date;

(B)

the delivery to each of the Banks, prior to the Closing Date, of true, correct and complete copies (other than exhibits thereto) of all of the Disclosure Documents; and

(C)

the absence of any material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole, since December 31, 2011, except as disclosed in the Disclosure Documents.

(v)

A certificate of a duly authorized officer of the Borrower stating that (i) the representations and warranties of the Borrower contained in Section 6.01 are correct, in all material respects, on and as of the Closing Date before and after giving effect to any Advances to be made on such date and the application of the proceeds thereof, and (ii) no event has occurred and is continuing that constitutes an Event of Default or Unmatured Default, or would result from such initial Advances or the application of the proceeds thereof.

(vi)

Such financial, business and other information regarding the Borrower and its Subsidiaries, as any Bank shall have reasonably requested.

(vii)

Favorable opinions of:

(A)

Jeffrey C. Miller, Assistant General Counsel of NUSCO, in substantially the form of Exhibit 5.01A hereto, and of such other counsel as relied upon therein, and as to such other matters any Bank may reasonably request; and

(B)

King & Spalding LLP, special New York counsel to the Administrative Agent, in substantially the form of Exhibit 5.01B hereto, and as to such other matters as any Bank may reasonably request.

(b)

All fees and other amounts payable pursuant to Section 2.02 or pursuant to the Fee Letter shall have been paid (to the extent then due and payable).

(c)

The Administrative Agent shall have received such other approvals, opinions and documents as the Majority Lenders, through the Administrative Agent, shall have reasonably requested as to the legality, validity, binding effect or enforceability of this Agreement or the financial condition, operations, properties or prospects of the Borrower and its Subsidiaries, taken as a whole.

SECTION 5.02.  Conditions Precedent to All Advances.  The obligation of each Lender to make any Advance, including the initial Advances hereunder, shall be subject to the conditions precedent that, on the date of such Advance and after giving effect thereto:

(a)

the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance of the proceeds of such Advance by the Borrower shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

(i)

the representations and warranties of the Borrower contained in Section 6.01 of this Agreement (other than those set forth in Section 6.01(g) and the last sentence of Section 6.01(f)) are correct, in all material respects, on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date;

(ii)

no Event of Default or Unmatured Default has occurred and is continuing on or as of the date of such Advance or would result from such Advance or from the application of the proceeds thereof;

(iii)

the making of such Advance, when aggregated with all other Advances outstanding to or requested by the Borrower, would not cause the aggregate amount of Advances outstanding to exceed the Total Commitment; and

(iv)

the making of such Advance, when aggregated with all other Advances outstanding to or requested by such Borrower and all other outstanding short-term debt of such Borrower would not exceed the Borrowing Limit then in effect; and

(b)

the Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender may reasonably request through the Administrative Agent as to the legality, validity, binding effect or enforceability of any Loan Document.

SECTION 5.03.  Reliance on Certificates.  Each Lender and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of the Borrower identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of the Borrower thereafter authorized to act on behalf of the Borrower and, in all cases, the Lenders and the Administrative Agent may rely on the information set forth in any such certificate.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

SECTION 6.01  Representations and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)

The Borrower and each Principal Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite corporate (or similar) power and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where, because of the nature of its business or property, such qualification is required, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Subsidiaries taken as a whole.  The Borrower has the requisite power to execute, deliver and perform its obligations under the Loan Documents and to borrow hereunder.

(b)

The execution, delivery and performance of the Loan Documents by the Borrower are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (i) the Borrower’s certificate of incorporation or by-laws or any law or legal restriction or (ii)  any contractual restriction binding on or affecting the Borrower or its properties or its Principal Subsidiaries or their respective properties.

(c)

Except as disclosed in the Disclosure Documents, neither the Borrower nor any of its Principal Subsidiaries is in violation of any law or in default with respect to any judgment, writ, injunction, decree, rule or regulation (including any of the foregoing relating to environmental laws and regulations) of any court or governmental agency or instrumentality where such violation or default would reasonably be expected to have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Subsidiaries, taken as a whole.

(d)

All Governmental Approvals referred to in clause (i) of the definition of “Governmental Approval” have been duly obtained or made and are in full force and effect, and all applicable periods of time for review, rehearing or appeal with respect thereto have expired.  The Borrower and each Subsidiary thereof has obtained or made all Governmental Approvals referred to in clause (ii) of the definition of “Governmental Approval”, except (A) those that are not yet required but that are obtainable in the ordinary course of business as and when required, (B) those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Subsidiaries, taken as a whole, and (C) those that the Borrower or any such Subsidiary, as the case may be, is diligently attempting in good faith to obtain, renew or extend, or the requirement for which the Borrower, or any such Subsidiary, as the case may be, is contesting in good faith by appropriate proceedings or by other appropriate means, in each case described in clause (C) above, except as is disclosed in the Disclosure Documents, such attempt or contest, and any delay resulting therefrom, is not reasonably expected to have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Subsidiaries, taken as a whole, or to magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

(e)

The Loan Documents are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms; subject to the qualification, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(f)

The Financial Statements, copies of which have been provided to the Administrative Agent and each Bank, fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries at and for the period ended on the date thereof, and have been prepared in accordance with generally accepted accounting principles consistently applied.  Since December 31, 2011, there has been no material adverse change in the consolidated financial condition, operations, properties or prospects of the Borrower or of the Borrower and its Subsidiaries, taken as a whole, except as disclosed in the Disclosure Documents.

(g)

There is no pending or known threatened litigation, investigation, action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) affecting the Borrower, any Principal Subsidiary thereof or any of their respective properties before any court, governmental agency or arbitrator (i) that affects or purports to affect the legality, validity or enforceability of any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would materially adversely affect the financial condition, properties, prospects or results of operations of the Borrower or of the Borrower and its Subsidiaries, taken as a whole, except, for purposes of this clause (ii) only, such as is described in the Disclosure Documents.

(h)

No ERISA Plan Termination Event has occurred or is reasonably expected to occur with respect to any ERISA Plan or any ERISA Multiemployer Plan that would materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Subsidiaries, taken as a whole.  Since the date of the most recent Schedule B (Actuarial Information) to the annual report of each such ERISA Plan (Form 5500 Series), (i) there has been no material adverse change in the funding status of the ERISA Plans referred to therein, and (ii) no “prohibited transaction” (as defined in Section 4975 of the Code, and in ERISA) has occurred with respect thereto that, singly or in the aggregate with all other “prohibited transactions” and, in the case of each of clauses (i) and (ii) hereof, after giving effect to all likely consequences thereof, would be reasonably expected to have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Subsidiaries, taken as a whole.  Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any ERISA Multiemployer Plan.

(i)

The Borrower and each Principal Subsidiary thereof has good and marketable title (or, in the case of personal property, valid title) or valid leasehold interests in its assets, except for (i) minor defects in title that do not materially interfere with the ability of the Borrower or such Principal Subsidiary to conduct its business as now conducted and (ii) other defects that, either individually or in the aggregate, do not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Subsidiaries, taken as a whole.  All such assets and properties are free and clear of any Lien, other than Liens permitted under Section 7.02(a).

(j)

All outstanding shares of capital stock having ordinary voting power for the election of directors of the Borrower have been validly issued and are fully paid and nonassessable, and at least 85% of such shares are owned beneficially by NU, free and clear of any Lien.

(k)

The Borrower and each of its Principal Subsidiaries has filed all tax returns (Federal, state and local) required to be filed and paid taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower or such Principal Subsidiary is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves in accordance with generally accepted accounting principles for payment thereof.

(l)

No exhibit, schedule, report or other written information provided by or on behalf of the Borrower or its agents to the Administrative Agent or the Banks in connection with the negotiation, execution and closing of the Loan Documents (including, without limitation, the Financial Statements) knowingly contained when made any material misstatement of fact or knowingly omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

(m)

All proceeds of the Advances shall be used (i) for the general corporate purposes of the Borrower, including to provide liquidity support for the Borrower’s commercial paper, and (ii) to provide liquidity to the NU System Money Pool.  No proceeds of any Advance will be used in violation of, or in any manner that would result in a violation by any party hereto of, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System or any successor regulations.  The Borrower (A) is not an “investment company” within the meaning ascribed to that term in the Investment Company Act of 1940 and (B) is not engaged in the business of extending credit for the purpose of buying or carrying margin stock.

(n)

The Borrower and each Principal Subsidiary thereof has obtained the insurance specified in Section 7.01(c), and the same is in full force and effect.

(o)

(i) The assets, at a fair valuation, of the Borrower exceed its debts; (ii) the Borrower has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (iii) the Borrower will have sufficient capital with which to conduct its business.  As used in this paragraph, “debt” means any liability on a claim, and “claim” means (A) any right to payment from such person, whether or not such a right is reduced to judgment against such person, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) any right to an equitable remedy for breach of performance by such person if such breach gives rise to a payment from such person, whether or not such right to an equitable remedy is reduced to judgment against such person, whether fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  The amount of unliquidated, contingent, unmatured or disputed liabilities of any person at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

ARTICLE VII
COVENANTS

SECTION 7.01.  Affirmative Covenants.  On and after the date hereof, so long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing:

(a)

Use of Proceeds.  Apply the proceeds of each Advance solely as specified in Section 6.01(m).

(b)

Payment of Taxes, Etc.  Pay and discharge, and cause each of its Principal Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except to the extent the Borrower or such Principal Subsidiary is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof.

(c)

Maintenance of Insurance.  Maintain or cause to be maintained, and cause each of its Principal Subsidiaries to maintain or cause to be maintained, insurance (including appropriate plans of self-insurance) covering the Borrower, the Principal Subsidiaries and their respective properties in effect at all times in such amounts and covering such risks as may be required by law and, in addition, as is usually carried by companies engaged in similar businesses and owning similar properties as the Borrower and such Principal Subsidiaries.

(d)

Preservation of Existence, Etc.  Except as permitted by Section 7.02(b), preserve and maintain, and cause each of its Principal Subsidiaries to preserve and maintain, its existence, corporate or otherwise, material rights (statutory and otherwise) and franchises except where the failure to maintain and preserve such rights and franchises would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Subsidiaries, taken as a whole.

(e)

Compliance with Laws, Etc.  Comply, and cause each of its Principal Subsidiaries to comply, in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, any such laws, rules, regulations and orders issued by the Securities and Exchange Commission or relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, construction and building restrictions, ERISA and employee safety and health matters relating to business operations, except to the extent (i) that the Borrower or any such Principal Subsidiary is contesting the same in good faith by appropriate proceedings or (ii) that any such non-

compliance, and the enforcement or correction thereof, would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Subsidiaries, taken as a whole.

(f)

Inspection Rights.  At any time and from time to time upon reasonable notice, permit, and cause each of its Principal Subsidiaries to permit, the Administrative Agent and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower and each Principal Subsidiary and to discuss the affairs, finances and accounts of the Borrower and each Principal Subsidiary (i) with the Borrower, each Principal Subsidiary and their respective officers and directors and (ii) with the consent of the Borrower and/or its Principal Subsidiaries, as the case may be (which consent shall not be unreasonably withheld or delayed), with the accountants of the Borrower or any such Principal Subsidiary.

(g)

Keeping of Books.  Keep, and cause each Principal Subsidiary to keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of the Borrower and each Principal Subsidiary and the assets and business of the Borrower and each Principal Subsidiary in accordance with generally accepted accounting practices consistently applied.

(h)

Conduct of Business.  Except as permitted by Section 7.02(b), conduct, and cause each Principal Subsidiary to conduct, its primary business in substantially the same manner and in substantially the same fields as such business is conducted on the date hereof.

(i)

Maintenance of Properties, Etc.  As to properties of the type described in Section 6.01(i), maintain, and cause each Principal Subsidiary to maintain, title of the quality described therein, and preserve, maintain, develop, and operate, and cause each Principal Subsidiary to preserve, maintain, develop and operate, in substantial conformity with all laws, material contractual obligations and prudent practices prevailing in the industry, all of its properties that are used or useful in the conduct of its businesses in good working order and condition, ordinary wear and tear excepted, except (A) as permitted by Section 7.02(b), (B) as disclosed in the Disclosure Documents or otherwise in writing to the Administrative Agent and the Lenders on or prior to the date hereof, and (C) to the extent such non-conformity would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Subsidiaries, taken as a whole; provided, however, that neither the Borrower nor any Principal Subsidiary will be prevented from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the judgment of the Borrower or such Principal Subsidiary, desirable in the operation or maintenance of its business and would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Subsidiaries, taken as a whole.

(j)

Governmental Approvals.  Duly obtain, and cause each Principal Subsidiary to duly obtain, on or prior to such date as the same may become legally required, and thereafter maintain, and cause each Principal Subsidiary to maintain, in effect at all times, all Governmental Approvals on its part to be obtained, except in the case of those Governmental Approvals referred to in clause (ii) of the definition of “Governmental Approval”, (i) those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Subsidiaries, taken as a whole, and (ii) those that the Borrower or such Principal Subsidiary is diligently attempting in good faith to obtain, renew or extend, or the requirement for which the Borrower or such Principal Subsidiary is contesting in good faith by appropriate proceedings or by other appropriate means; provided, however, that the exception afforded by clause (ii), above, shall be available only if and for so long as such attempt or contest, and any delay resulting therefrom, does not have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower or of the Borrower and its Subsidiaries, taken as a whole, and does not magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

(k)

Further Assurances.  Promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Lender through the Administrative Agent may reasonably request in order to fully give effect to the interests and properties purported to be covered by the Loan Documents.

SECTION 7.02.  Negative Covenants.  On and after the date hereof, and so long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall not, or permit any Principal Subsidiary to, without the written consent of the Majority Lenders:

(a)

Liens, Etc.  Create incur, assume or suffer to exist any Lien upon any of its properties or assets (including the stock of its Subsidiaries), whether now owned or hereafter acquired, except:

(i)

any Liens existing on the date hereof;

(ii)

Liens created by the First Mortgage Indenture, so long as by the terms thereof no “event of default” (howsoever designated) in respect of any bonds issued thereunder will arise upon the occurrence of an Unmatured Default or Event of Default hereunder;

(iii)

“Permitted Liens” or “Permitted Encumbrances” under the First Mortgage Indenture, in each case to the extent such Liens do not secure Debt of the Borrower;

(iv)

any purchase money Lien or construction mortgage on assets hereafter acquired or constructed by the Borrower or any Principal Subsidiary and any Lien on any assets existing at the time of acquisition thereof by the Borrower or such Principal Subsidiary or created within 180 days from the date of completion of such acquisition or construction; provided that, such Lien shall at all times be confined solely to the assets so acquired or constructed and any additions thereto;

(v)

any existing Liens on assets now owned by the Borrower or any Principal Subsidiary and Liens existing on assets of a corporation or other going concern when it is merged into or with the Borrower or such Principal Subsidiary or when substantially all of its assets are acquired by the Borrower or such Principal Subsidiary; provided that such Liens shall at all times be confined solely to such assets, or if such assets constitute a utility system, additions to or substitutions for such assets;

(vi)

Liens resulting from legal proceedings being contested in good faith by appropriate legal or administrative proceedings by the Borrower or any Principal Subsidiary, and as to which the Borrower or such Principal Subsidiary, to the extent required by generally accepted accounting principles applied on a consistent basis, shall have set aside on its books adequate reserves;

(vii)

Liens created in favor of the other contracting party in connection with advance or progress payments;

(viii)

any Liens in favor of any state of the United States or any political subdivision of any such state, or any agency of any such state or political subdivisions, or trustee acting on behalf of holders of obligations issued by any of the foregoing or any financial institutions lending to or purchasing obligations of any of the foregoing, which Lien is created or assumed for the purpose of financing all or part of the cost of acquiring or constructing the property subject thereto;

(ix)

Liens resulting from conditional sale agreements, capital leases or other title retention agreements;

(x)

with respect to pollution control bond financings, Liens on funds, accounts and other similar intangibles of the Borrower or any Principal Subsidiary created or arising under the relevant indenture, pledges of the related loan agreement with the relevant issuing authority and pledges of the Borrower’s or such Principal Subsidiary’s interest, if any, in any bonds issued pursuant to such financings to a letter of credit bank or bond issuer or similar credit enhancer;

(xi)

Liens granted on accounts receivable and Regulatory Assets in connection with financing transactions, whether denominated as sales or borrowings;

(xii)

any other Liens incurred in the ordinary course of business otherwise than to secure Debt; and

(xiii)

any extension, renewal or replacement of Liens permitted by clauses (i), (iii) through (v) and (vii) through (xi); provided, however, that the principal amount of Debt secured thereby shall not, at the time of such extension, renewal or replacement, exceed the principal amount of Debt so secured and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the Lien so extended, renewed or replaced or to other property of no greater value than the property that secured the Lien so extended, renewed or replaced.

(b)

Mergers, Sales of Assets, Etc.  Merge with or into or consolidate with or into, any Person, or sell, transfer, convey, lease or otherwise dispose of all or any substantial part of its assets or the capital stock of any Principal Subsidiary, or permit its Subsidiaries to do so; except for the following, and then only after receipt of all necessary corporate and governmental or regulatory approvals and provided that, before and after giving effect to any such merger, consolidation, sale, transfer, conveyance, lease or other disposition, no Event of Default or Unmatured Default shall have occurred and be continuing:

(i)

Subsidiaries of the Borrower may merge with or consolidate into (x) wholly-owned Subsidiaries of the Borrower so long as  the wholly-owned Subsidiary is the survivor and (y) the Borrower so long as the Borrower is the survivor;

(ii)

the Borrower or any Principal Subsidiary of the Borrower may merge with or consolidate into a Person that is not an Affiliate of the Borrower so long as (1) the Borrower or such Principal Subsidiary is the survivor of such merger or consolidation, (2) the Borrower demonstrates pro forma compliance with the financial covenant set forth in Section 7.03, and (3) the Borrower’s indicative senior unsecured non-credit enhanced long-term debt ratings from S&P and Moody’s in contemplation of such merger or consolidation, and the Borrower’s actual senior unsecured non-credit enhanced long-term debt ratings from S&P and Moody’s following any such merger or consolidation, remain at or above the levels established immediately prior to the merger or consolidation;

(iii)

the Borrower or any Principal Subsidiary may sell, lease, transfer or otherwise dispose of transmission assets (1) to another Subsidiary of NU on such basis as permitted by the appropriate regulatory authorities or (2) to any Person on such basis as required by the appropriate regulatory authorities;

(iv)

the Borrower and any Principal Subsidiary may (A) sell, lease, transfer, convey or otherwise dispose of assets to PSNH, WMECO or Yankee and (B) merge into or with PSNH, WMECO or Yankee; and

(v)

the Borrower or any Principal Subsidiary may sell its assets in the ordinary course of business on customary terms and conditions, including any sale of accounts receivable on reasonable commercial terms (including a commercially reasonable discount).

For purposes of this subsection (b), any sale of assets by any Person (in one or a series of transactions) will be deemed to be a “substantial part” of its assets if (i) the book value of such assets exceeds 15% of the total book value of the assets (net of Regulatory Assets) of such Person, as reflected in the most recent financial statements of such Person delivered to the Administrative Agent pursuant to Section 7.04 (or, if no such financial statements have been delivered to the Administrative Agent as of the relevant date of determination, the Financial Statements of such Person), or (ii) the gross revenue associated with such assets accounts for more than 15% of the total gross revenue of such Person for the four proceeding fiscal quarters, as reflected in the most recent financial statements of such Person delivered to the Administrative Agent pursuant to Section 7.04 (or, if no such financial statements have been delivered to the Administrative Agent as of the relevant date of determination, the Financial Statements of such Person).  Notwithstanding anything to the contrary in this Section 7.02(b), the Borrower agrees that it will not, and will not cause or permit any of its Principal Subsidiaries to, except in accordance with one or more restructuring plans approved by the appropriate regulatory authorities, sell, transfer or otherwise dispose of (by lease or otherwise, and whether in one or a series of related transactions), any portion of its generation, transmission or distribution assets in excess of 15% of the net utility plant assets of the Borrower and its Subsidiaries, taken as a whole, in each case, as determined on a cumulative basis from the date of this Agreement through the Termination Date by reference to the published balance sheets of the Borrower and its Subsidiaries.

(c)

Compliance with ERISA.  (i)  Terminate, or permit any of its ERISA Affiliates to terminate, any ERISA Plan so as to result in any liability of the Borrower or any Principal Subsidiary to the PBGC in an amount greater than $1,000,000, or (ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA) which, alone or together with any other Reportable Event with respect to the same or another ERISA Plan, has a reasonable possibility of resulting in liability of the Borrower or any Principal Subsidiary to the PBGC in an aggregate amount exceeding $1,000,000, or any other event or condition that presents a material risk of such a termination by the PBGC of any ERISA Plan or has a reasonable possibility of resulting in a liability of the Borrower or any Principal Subsidiary to the PBGC or an ERISA Multiemployer Plan in an aggregate amount exceeding $1,000,000

(d)

Transactions with Affiliates.  Engage in any transaction with any Affiliate except on terms no less favorable to the Borrower or the Principal Subsidiary party thereto than if the transaction had been negotiated in good faith on an arms-length basis with a non-Affiliate and on commercially reasonable terms or pursuant to a binding agreement in effect on the date hereof.

(e)

Interests in Nuclear Plants.  Acquire any nuclear plant or any interest therein not held on the date hereof, other than so-called “power entitlements” acquired for use in the ordinary course of business.

SECTION 7.03.  Financial Covenant.  So long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing, maintain a ratio of Consolidated Debt to Total Capitalization of no more than 0.65 to 1.00, as of the end of each Fiscal Quarter.

SECTION 7.04.  Reporting Obligations.  So long as any obligation hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower shall, unless the Majority Lenders shall otherwise consent in writing, furnish or cause to be furnished to the Administrative Agent in sufficient copies for each Lender, the following:

(a)

as soon as possible and in any event within ten days after the occurrence of each Event of Default or Unmatured Default continuing on the date of such statement, a statement of the chief financial officer, treasurer or assistant treasurer of the Borrower setting forth details of such Event of Default or Unmatured Default and the action that the Borrower proposes to take with respect thereto;

(b)

(2)

as soon as available, and in any event within fifty (50) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower’s Quarterly Report on Form 10-Q, duly certified (subject to year-end audit adjustments) by the chief financial officer, treasurer, assistant treasurer or comptroller of the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Financial Statements; and

(ii)

concurrently with the delivery of the financial statements described in clause (i) above, a certificate of the chief financial officer, treasurer, assistant treasurer or comptroller of the Borrower:

(A)

to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Financial Statements,

(B)

stating that no Event of Default or Unmatured Default has occurred and is continuing or, if an Event of Default or Unmatured Default has occurred and is continuing, describing the nature thereof and the action that the Borrower proposes to take with respect thereto, and

(C)

demonstrating the Borrower’s compliance with the covenant set forth in Section 7.03, for and as of the end of such Fiscal Quarter, in each case such demonstration to be in form satisfactory to the Administrative Agent and to set forth in reasonable detail the computations used in determining such compliance;

(c)

(3)  as soon as available, and in any event within 105 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s Annual Report on Form 10-K, certified by a nationally-recognized independent public accountant; and

(ii)

concurrently with the delivery of the financial statements described in clause (i) above, a certificate of the chief financial officer, treasurer, assistant treasurer or comptroller of the Borrower:

(A)

to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Financial Statements, and

(B)

stating that no Event of Default or Unmatured Default has occurred and is continuing, or if an Event of Default or Unmatured Default has occurred and is continuing, describing the nature thereof and the action that the Borrower proposes to take with respect thereto, and

(C)

demonstrating the Borrower’s compliance with the covenant set forth in Section 7.03, for and as of the end of such Fiscal Year, in each case such demonstration to be in form satisfactory to the Administrative Agent and to set forth in reasonable detail the computations used in determining such compliance;

(d)

upon the reasonable request of the Administrative Agent, but not more than once per Fiscal Quarter, copies of any or all filings or registrations with, or notices or reports to, any regulatory authority by the Borrower or any Principal Subsidiary;

(e)

as soon as possible and in any event (i) within 30 days after the chief financial officer, treasurer or any assistant treasurer of the Borrower knows or has reason to know that any ERISA Plan Termination Event described in clause (i) of the definition of “ERISA Plan Termination Event” with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred and (ii) within 10 days after the Borrower knows or has reason to know that any other ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of the

Borrower describing such ERISA Plan Termination Event and the action, if any, which the Borrower proposes to take with respect thereto;

(f)

promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC’s intention to terminate any ERISA Plan or ERISA Multiemployer Plan or to have a trustee appointed to administer any ERISA Plan or ERISA Multiemployer Plan;

(g)

promptly after receipt thereof by the Borrower or any of its ERISA Affiliates from an ERISA Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $10,000,000 pursuant to Section 4202 of ERISA in respect of which the Borrower may be liable;

(h)

promptly after the Borrower becomes aware of the commencement thereof, notice of all actions, suits, proceedings or other events of the type described in Section 6.01(g) (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations);

(i)

promptly after the filing thereof, copies of each prospectus (excluding any prospectus contained in any Form S-8), Current Report on Form 8-K that the Borrower or any Principal Subsidiary files with the Securities and Exchange Commission or any successor governmental authority;

(j)

promptly after any change in the Borrowing Limit, notice of the new Borrowing Limit;

(k)

promptly after any change in any Reference Rating, notice of such new Reference Rating; and

(l)

promptly after requested, such other information respecting the financial condition, operations, properties or prospects of the Borrower or its Subsidiaries as the Administrative Agent or the Majority Lenders through the Administrative Agent, may from time to time reasonably request in writing.

ARTICLE VIII
DEFAULTS

SECTION 8.01.  Events of Default.  The following events shall each constitute an “Event of Default”:

(a)

The Borrower shall fail to pay any principal of any Advance when due or shall fail to pay any interest thereon or fees or other amounts payable under the Loan Documents within two days after the same becomes due; or

(b)

Any representation or warranty made by the Borrower (or any of its officers or agents) in any Loan Document, any certificate or other writing delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

(c)

The Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed contained in the last sentence of Section 4.02(c), Section 7.01(d), Section 7.02, Section 7.03 or Section 7.04(a); or

(d)

The Borrower shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in any Loan Document and any such failure shall remain unremedied for a period of 30 days after the earlier of (i) written notice of such failure having been given to the Borrower by the Administrative Agent or (ii) the Borrower having obtained actual knowledge of such failure; or

(e)

The Borrower or any Principal Subsidiary shall fail to pay any of its Debt when due (including any interest or premium thereon but excluding the Advances and excluding other Debt aggregating in no event more than $50,000,000 in principal amount at any one time) whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the Borrower’s or such Principal Subsidiary’s exercise of a prepayment option) prior to the stated maturity thereof; or

(f)

The Borrower or any Principal Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Principal Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Borrower or any Principal Subsidiary, the Borrower or such Principal Subsidiary shall consent thereto or such proceeding shall remain undismissed or unstayed for a period of 90 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against the Borrower or such Principal Subsidiary or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or such Principal Subsidiary or any of its property) shall occur; or the Borrower or any Principal Subsidiary shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

(g)

Any judgments or orders for the payment of money in excess of $50,000,000 (or aggregating more than $50,000,000 at any one time) shall be rendered against the Borrower or its properties or any Principal Subsidiary or its properties, and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been dismissed or stayed or (B) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h)

Any material provision of any Loan Document shall at any time for any reason cease to be valid and binding on the Borrower, or shall be determined to be invalid or unenforceable by any court, governmental agency or authority having jurisdiction over the Borrower, or the Borrower shall deny that it has any further liability or obligation under any Loan Document; or

(i)

NU shall cease to beneficially own, free and clear of any Liens, at least 85% of all outstanding shares of capital stock having ordinary voting power for the election of directors of the Borrower; or

(j)

A Change of Control shall have occurred.

SECTION  8.02.

Remedies Upon Events of Default.

Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Lenders entitled to make such request, upon notice to the Borrower (i) declare the obligation of each Lender to make Advances to the Borrower to be terminated, whereupon such obligation of the Lenders shall forthwith terminate, provided, that any such request or consent pursuant to this clause (i) shall be made solely by Lenders having Percentages in the aggregate of in excess of 50%, and (ii) declare the Advances, all interest thereon and all other amounts payable by the Borrower under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon such Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided, that any demand pursuant to clause (ii) shall be made solely by the Lenders holding in excess of 50% of the aggregate outstanding Advances; provided, however, that if such Event of Default is an Event of Default pursuant to Section 8.01(f), then (A) the obligation of each Lender to make Advances to the Borrower shall automatically be terminated, and (B) the Advances and all interest thereon and all other amounts payable by the Borrower under this Agreement and the other Loan Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE IX
THE ADMINISTRATIVE AGENT

SECTION 9.01.  Authorization and Action.  Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection thereof), the Administrative Agent shall not be required to exercise any discretion or take any action, but  shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to the Loan Documents or applicable law.  The Administrative Agent agrees to deliver promptly to each Lender notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

SECTION 9.02.  Administrative Agent’s Reliance, Etc.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, the Administrative Agent:  (i) may treat each Lender party hereto as a “Lender” hereunder and for all purposes hereof until the Administrative Agent receives and accepts an Assignment and Assumption entered into by such Lender, as assignor, and an assignee, as provided in Section 10.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower to be performed or observed, or to inspect any property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.03.  Union Bank and Affiliates.  With respect to its Commitment and the Advances made by it, Union Bank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Union Bank in its individual capacity.  Union Bank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Union Bank were not the Administrative Agent and without any duty to account therefor to the Lenders.

SECTION 9.04.  Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 9.05.  Indemnification.  The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to their respective Commitments (or, if the Commitments have been terminated, ratably according to the respective principal amounts of outstanding Advances held by them (provided, that if any Commitments or outstanding Advances are held by the Borrower or any Affiliate thereof, any ratable apportionment hereunder shall exclude their respective Commitments hereunder or the principal amounts of outstanding Advances held by the Borrower or such Affiliate)), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of any Loan Document or any action taken or omitted by the Administrative Agent in its capacity as such under any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender’s ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents to the extent that the Administrative Agent is entitled to reimbursement for such expenses pursuant to Section 10.04 but is not reimbursed for such expenses by the Borrower.

SECTION 9.06.  Successor Administrative Agent.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, with any such resignation to become effective only upon the appointment of a successor Administrative Agent pursuant to this Section.  Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which shall be a Lender or another commercial bank or trust company reasonably acceptable to the Borrower organized or licensed under the laws of the United States, or of any State thereof.  If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be Lender or shall be another commercial bank or trust company organized or licensed under the laws of the United States or of any State thereof reasonably acceptable to the Borrower.  In addition to the foregoing right of the Administrative Agent to resign, the Majority Lenders may remove the Administrative Agent at any time, with or without cause, concurrently with the appointment by the Majority Lenders of a successor Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation or removal hereunder as Administrative

Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

ARTICLE X
MISCELLANEOUS

SECTION 10.01.  Amendments, Etc.  No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, but subject to Section 10.14, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Article V, (b) increase the Commitment of any Lender hereunder or increase the Commitments of the Lenders that may be maintained hereunder or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances, any Applicable Margin or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(b)), (d) other than as contemplated by Section 2.04, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable under the Loan Documents (other than fees payable to the Administrative Agent pursuant to Section 2.02(b)), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the outstanding Advances, or the number of Lenders that shall be required for the Lenders or any of them to take any action under the Loan Documents, (f) amend any Loan Document in a manner intended to prefer one or more Lenders over any other Lenders, (g) amend this Section or the definition of “Majority Lenders”, or (h) amend Section 10.14; provided that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under any Loan Document; and provided further that this Agreement may be amended and restated without the consent of any Lender or the Administrative Agent if, upon giving effect to such amendment and restatement, such Lender or the Administrative Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder and shall have been paid in full all amounts payable hereunder to such Lender or the Administrative Agent, as the case may be.

SECTION 10.02. Notices, Etc.  Except as otherwise expressly provided herein, all notices and other communications provided for under the Loan Documents shall be in writing (including facsimile communication) and mailed, sent by facsimile or hand delivered:

(a)

if to the Borrower, to it in care of NUSCO at 56 Prospect Street, Hartford, CT 06103, Attention: Assistant Treasurer - Finance, facsimile number: (860) 728-4585, confirm number: (860) 728-4632, email: susan.weber@nu.com;

(b)

if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto;

(c)

if to any Lender other than a Bank, at its Domestic Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender;  and

(d)

if to the Administrative Agent, at its address at 445 South Figueroa Street, 15th Floor, Los Angeles, California  90071, Attention: Kevin Zitar, Senior Vice President, facsimile number: (213) 236-4096, confirm number: (213) 236-5503, email: kevin.zitar@unionbank.com;

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and communications shall, when mailed, sent by facsimile or hand delivered, be effective five days after when deposited in the mails, or when sent by facsimile, or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III, IV or IX shall not be effective until received by the Administrative Agent.  With respect to any telephone notice given or received by the Administrative Agent pursuant to Section 3.03, the records of the Administrative Agent shall be conclusive for all purposes.

SECTION 10.03. No Waiver of Remedies.  No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04. Costs, Expenses and Indemnification.

(a)

The Borrower agrees to pay when due, in accordance with the terms hereof: (i) all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Loan Documents, and any proposed modification, amendment, or consent relating thereto (including, in each case, the reasonable fees and expenses of counsel to the Administrative Agent); and (ii) all costs and expenses of the Administrative Agent and each Lender (including all fees and expenses of counsel) in connection with the enforcement, whether through negotiations, legal proceedings or otherwise, of the Loan Documents.

(b)

The Borrower hereby agrees to indemnify and hold each Person identified on the cover page of this Agreement as a “Joint Lead Arranger”, the Administrative Agent, each Lender, their respective Affiliates, and each such Person’s officers, directors, employees, professional advisors and Affiliates (each, an “Indemnified Person”) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including settlement costs and reasonable attorney’s fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or investigation or is otherwise subjected to judicial or legal process arising from any such proceeding or investigation and whether or not such proceeding or investigation is brought by the Borrower or any of its Affiliates or any of their respective directors, securityholders or creditors, an Indemnified Person or any other Person) that any of them may incur or that may be claimed against any of them by any person or entity (except to the extent such claims, damages, losses, liabilities, costs or expenses arise from the gross negligence or willful misconduct of the Indemnified Person):

(i)

by reason of or in connection with the execution, delivery or performance of  the Loan Documents or any transaction contemplated thereby, or the use by the Borrower of the proceeds of any Advance;

(ii)

in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (A) at, upon or under any property of the Borrower or any of its Affiliates or (B) by or on behalf of the Borrower or any of its Affiliates at any time and in any place; or

(iii)

in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents.

(c)

The Borrower also agrees not to assert, and hereby waives, any claim against any Indemnified Person on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement or any other Loan Document, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances.  No Indemnified Person referred to in this subsection (c) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d)

The Borrower’s obligations under this Section shall survive the assignment by any Lender pursuant to Section 10.07 and shall survive as well the repayment of all amounts owing to the Lenders under the Loan Documents and the termination of the Commitments.  If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

(e)

The Borrower’s obligations under this Section are in addition to and shall not be deemed to supersede its indemnification and similar obligations set forth in that certain Proposal Letter, dated March 9, 2012, between the Borrower and Union Bank.

SECTION 10.05. Right of Set-off.

(a)

Upon (i) the occurrence and during the continuance of any Event of Default, and (ii) the making of the request or the granting of the consent specified by Section 8.02 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 8.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured.  Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

(b)

The Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations under the Loan Documents, and that the obligations of the Lenders hereunder are several and not joint.  Nothing contained herein shall constitute a relinquishment or waiver of the Borrower’s rights to any independent claim that the Borrower may have against the Administrative Agent or any Lender, but no Lender shall be liable for the conduct of the Administrative Agent or any other Lender, and the Administrative Agent shall not be liable for the conduct of any Lender.

SECTION 10.06. Effectiveness.  This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it.  No Person designated as a “Joint Lead Arranger” on the cover page of this Agreement shall have any duties under this Agreement.

SECTION 10.07.  Assignments and Participation.

(a)

Successors and Assigns by Lenders Generally.  No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnified Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)

Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)

Minimum Amounts.

(A)

in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)

in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes

Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)

Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advances or the Commitment assigned.

(iii)

Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)

the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;  and

(B)

the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)

Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.

(v)

No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of is Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)

No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii)

Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative

Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances in accordance with its Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.03, 4.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)

Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 10.02 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)

Participations.  Each Lender may at any time sell participations to one or more banks, financial institutions or other entities (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its

Commitment and the Advances owing to it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the maker of any such Advance for all purposes of this Agreement and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.05 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the provision in Section 10.01 relating to amendments, waivers or consents requiring unanimous consent of the Lenders that affects such Participant.  Subject to the following paragraph, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.03 and 4.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.05 as though it were a Lender, provided such Participant agrees to be subject to Section 4.04 as though it were a Lender.  A Participant shall not be entitled to receive any greater payment under Sections 4.03 and 4.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.05 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.05(f) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, advances, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, advance, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)

Mitigation Obligations; Replacement of Lenders.

(i)

Designation of a Different Applicable Lending Office.  If any Lender requests compensation under Section 4.03, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.05, or delivers a notice to the Borrower pursuant to Section 4.03(f), then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.03 or 4.05 or remedy the illegality referred to in Section 4.03(f), as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(ii)

Replacement of Lenders.  If any Lender requests compensation under Section 4.03, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Body for the account of any Lender pursuant to Section 4.05, or if any Lender delivers a notice to the Borrower pursuant to Section 4.03(f), and, in each case, such Lender has declined or is unable to designate a different Applicable Lending Office in accordance with Section 10.07(e)(i), or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.03 or 4.05) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(A)

no event has occurred and is continuing that constitutes an Event of Default or that would constitute an Unmatured Default but for the requirement that notice be given or time elapse or both;

(B)

the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.07(b);

(C)

such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 10.04(b)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(D)

in the case of any such assignment resulting from a claim for compensation under Section 4.03 or payments required to be made pursuant to Section 4.05 or illegality referred to in Section 4.03(f), such assignment will result in a reduction in such compensation or payments or will remedy such illegality, as the case may be, thereafter; and

(E)

such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(f)

Certain Pledges.  Anything in this Section 10.07 to the contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)

The Borrower shall not assign or delegate any rights and duties under this Agreement or any other Loan Document without the prior written consent of the Administrative Agent and all the Lenders.

SECTION 10.08. Confidentiality.  In connection with the negotiation and administration of the Loan Documents, the Borrower has furnished or caused to have furnished and will from time to time furnish or cause to be furnished to the Administrative Agent and the Lenders (each, a “Recipient”) written information that when delivered to the Recipient will be deemed to be confidential (such information, other than any such information that (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as “Confidential Information”).  The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those Persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrower may otherwise instruct.  It is understood, however, that the foregoing will not restrict the Recipient’s ability to freely exchange such Confidential Information with prospective participants in or assignees of the Recipient’s position herein, but the Recipient’s ability to so exchange Confidential Information shall be conditioned upon any such prospective participant’s entering into an understanding as to confidentiality similar to this provision.  It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient’s records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or (iii) otherwise, as required by law; in the event of any required disclosure under clause (ii) or (iii), above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable unless the Lender is prohibited from doing so by court order, subpoena or other legal process.

SECTION 10.09. Electronic Communications.

(a)

The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to Section 7.04 (collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to each of efrain.soto@unionbank.com, cld.sf@uboc.com and margaret.elower@uboc.com, or faxing the Communications to each of 213-236-4096 and 323-720-2780.  In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner otherwise specified in this Agreement, but only to the extent requested by the Administrative Agent.

(b)

The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission systems (the “Platform”).  The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

(c)

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS,  OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF THE COMMUNICATIONS THROUGH THE PLATFORM, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(e)

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 10.10.  Waiver of Jury Trial.  Each of the Borrower, the Administrative Agent and each Lender hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the Loan Documents, or any other instrument or document delivered hereunder or thereunder.

SECTION 10.11. Governing Law.  The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York.  Each of the Borrower, each Lender and the Administrative Agent: (i) irrevocably submits to the exclusive jurisdiction of any New York State Court or Federal court sitting in New York City and any appellate court from any thereof in any action arising out of or relating to the Loan Documents or the transactions contemplated hereby or thereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof or thereof, (ii) accepts for itself and in respect of its property the jurisdiction of such courts, (iii) waives any objection that it may now or hereafter have to the laying of venue of any action, suit, proceeding or claim arising out of or relating to the Loan Documents or the transactions contemplated hereby or thereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof or thereof in any such New York State or Federal court, (iv) agrees that all claims in such action may be decided in such New York State court or in such Federal court, (v) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (vi) consents to the service of process by mail.  A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions.  Nothing herein shall affect the right of the Administrative Agent or any Lender to serve legal process in any manner permitted by law or affect such Person’s right to bring any action in any other court.  To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower irrevocably waives such immunity in respect of its obligations under the Loan Documents.

SECTION 10.12. Relation of the Parties; No Beneficiary or Fiduciary Relationships.  No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them.  No term or provision of any Loan Document shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto.  The Borrower agrees that the Credit Parties do not have any fiduciary, advisory or agency relationship with the Borrower and are not advising the Borrower as to any legal, accounting, regulatory or tax matters as a result of the transactions contemplated by this Agreement, and the Borrower waives, to the fullest extent permitted by law, any claims the Borrower may have against the Credit Parties for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Credit Parties will have no liability (whether direct or indirect) to the Borrower in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on the Borrower’s behalf, including the Borrower’s equity holders, employees or creditors.

SECTION 10.13. Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.14. Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)

Facility Fees shall cease to accrue pursuant to Section 2.02(a) during such period on the Available Commitment of such Defaulting Lender, and the Borrower shall not be required to pay such fees to the Administrative Agent for the account of such Defaulting Lender; and

(ii)

the Commitment and outstanding Advances of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification pursuant to clauses (a) through (h) of Section 10.01;

Nothing in this Section 10.14 shall constitute a waiver or release of any claim of any party hereunder with respect to any failure to perform hereunder by any Defaulting Lender.

SECTION 10.15.  USA Patriot Act.

Each of the Lenders hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law as of October 26, 2001)) (as amended, restated, modified or otherwise supplemented from time to time, the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow such Lender to identify the Borrower in accordance with the Act.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE CONNECTICUT LIGHT AND POWER COMPANY

By ______________________________________

Susan B. Weber

Assistant Treasurer - Finance

Signature Page to CL&P Credit Agreement

UNION BANK, N.A., as Administrative Agent and as a Bank

By ______________________________________

Name:

Title:

Signature Page to CL&P Credit Agreement

CITIBANK, N.A., as a Bank

By ______________________________________

Name:

Title:

Signature Page to CL&P Credit Agreement

TD BANK, N.A., as a Bank

By ______________________________________

Name:

Title:

Signature Page to CL&P Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By ______________________________________

Name:

Title:

Signature Page to CL&P Credit Agreement

SCHEDULE I

APPLICABLE LENDING OFFICES AND COMMITMENTS

Name of Bank	Domestic Lending Office	Eurodollar Lending Office	Commitment (in US$)

Union Bank, N.A.	445 South Figueroa Street 15th Floor Los Angeles, CA 90071	445 South Figueroa Street 15th Floor Los Angeles, CA 90071	$75,000,000

Citibank, N.A.	388 Greenwich Street New York, NY 10013	388 Greenwich Street New York, NY 10013	$75,000,000

TD Bank, N.A.	200 State Street, 10th Floor Boston, MA 02109	200 State Street, 10th Floor Boston, MA 02109	$75,000,000

Wells Fargo Bank, National Association	90 S. 7th Street MAC: N9305-077 Minneapolis, MN 55402	90 S. 7th Street MAC: N9305-077 Minneapolis, MN 55402	$75,000,000

		TOTAL	$300,000,000

Exhibit 1.01A

Form of Note

NOTE

New York, New York

[Date]

$[_______________]

FOR VALUE RECEIVED, the undersigned, THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized under the laws of the State of Connecticut (the “Borrower”), hereby promises to pay to the order of [__________] (the “Lender”), on the Termination Date (as defined in the Credit Agreement referred to below) applicable to the Lender, the lesser of the principal sum of [_____________]DOLLARS ($[_________]) and the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America in immediately available funds, and to pay interest on such principal amount from time to time outstanding, in like funds, at a rate or rates per annum and payable with respect to such periods and on such dates as determined pursuant to the Credit Agreement.  The due date for any Advance made pursuant to this Note shall be as set forth on the Notice of Borrowing pertaining to such Advance but in no event later than the Termination Date.

The Borrower promises to pay interest, on demand, on any overdue principal and overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.  The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, dated as of March 26, 2012 (as amended, supplemented or modified, the “Credit Agreement”), among the Borrower, the Lenders party thereto and Union Bank, N.A., as Administrative Agent, and is subject to the terms and conditions contained in the Credit Agreement and is entitled to the benefits thereof.  The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.  This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

THE CONNECTICUT LIGHT AND POWER COMPANY

By________________________________

    Name:

    Title:

1.01A-2

GRID NOTE SCHEDULE

DATE OF ADVANCE	AMOUNT OF PRINCIPAL	INTEREST RATE	INTEREST PERIOD	NUMBER OF DAYS	INTEREST DUE	DATE PAID	AMOUNT PAID	NOTED BY

EXHIBIT 4.05A

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of March 26, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Connecticut Light and Power Company, Union Bank, N.A., as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 4.05(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any promissory note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

      Name:
      Title:

Date: ________ __, 20[  ]

EXHIBIT 4.05B

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of March 26, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Connecticut Light and Power Company, Union Bank, N.A., as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 4.05(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

      Name:
      Title:

Date: ________ __, 20[  ]

EXHIBIT 4.05C

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of March 26, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Connecticut Light and Power Company, Union Bank, N.A., as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 4.05(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

      Name:
      Title:

Date: ________ __, 20[  ]

EXHIBIT 4.05D

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships
For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of March 26, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Connecticut Light and Power Company, Union Bank, N.A., as the administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 4.05(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any promissory note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any promissory note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

     Name:
     Title:

Date: ________ __, 20[  ]

Exhibit 3.01

Form of Notice of Borrowing

NOTICE OF BORROWING

[Date]1

Union Bank, N.A., as Administrative Agent for the Lenders party to the Credit Agreement referred to below

445 South Figueroa Street

15th Floor

Los Angeles, California  90071

Attention: Kevin Zitar, Senior Vice President

Ladies and Gentlemen:

The undersigned, The Connecticut Light and Power Company (the “Borrower”), refers to the Credit Agreement, dated as of March 26, 2012 (as amended, supplemented or modified, the “Credit Agreement”), among the Borrower, the Lenders party thereto and Union Bank, N.A., as administrative agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The undersigned hereby gives you notice pursuant to Section 3.01 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)

Date of proposed Borrowing:2

________________________

(B)

Principal Amount

________________________

of Borrowing:3

(C)

Type of Advance:4

________________________

(D)

Initial Interest Period:

________________________

(E)

The Borrower Sublimit

on the date of the Borrowing hereby

requested:

________________________

(F)

Aggregate amount of Advances outstanding

on the date of the Borrowing hereby

requested, after giving effect to requested

Borrowing:

________________________

(G)

Date5 beyond which the Borrowing hereby

requested may not be outstanding6:

________________________

Upon acceptance of any or all of the Advances requested in this Notice of Borrowing, the undersigned shall be deemed to have represented and warranted that the conditions precedent to each Advance applicable to it specified in Section 5.02(a) of the Credit Agreement have been satisfied.

Very truly yours,

THE CONNECTICUT LIGHT AND POWER COMPANY

By________________________________

    Name:

    Title:

Exhibit 5.01A

Form of Opinion of Jeffrey C. Miller,

Assistant General Counsel of NUSCO

March 26, 2012

Union Bank, N.A.,

as Administrative Agent
445 South Figueroa Street
Los Angeles, California 90071

Each Lender from time to time
party to the captioned Credit Agreement

Re:

Credit Agreement, dated as of March 26, 2012, among The Connecticut Light and Power Company, the lenders party thereto and Union Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

I am Assistant General Counsel of Northeast Utilities Service Company (“NUSCO”), a service company affiliate of The Connecticut Light and Power Company (the “Borrower”).  I am rendering this opinion to you in connection with the transactions contemplated by the Credit Agreement, dated as of March 26, 2012, among the Borrower, the Banks party thereto and Union Bank, N.A., as Administrative Agent.  Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

In connection with this opinion, I or attorneys working under my supervision have examined:

(1)

The Credit Agreement.

(2)

The form of promissory notes to be issued by the Borrower pursuant to the terms of the Credit Agreement to any of the Lenders who request such notes (the “Notes”).

(3)

The certificate of incorporation of the Borrower and all amendments thereto (the “Charter”) and the bylaws of the Borrower and all amendments thereto (the “Bylaws”), in each case as in effect on the date hereof.

(4)

The other documents furnished by the Borrower on the Closing Date pursuant to Section 5.01(a) of the Credit Agreement.

(5)

A certificate of the Secretary of the State of Connecticut dated March 13, 2012, attesting to the existence of the Borrower in the State of Connecticut.

In addition, I or attorneys working under my supervision have examined originals, or copies certified to my satisfaction, of such other corporate records of the Borrower, certificates

Union Bank, N.A.,

as Administrative Agent

March 26, 2012

of public officials and of officers of the Borrower, and agreements, instruments, and other documents, as I have deemed necessary as a basis for the opinions expressed below.  In my examination of such agreements, instruments, and documents, I have assumed the genuineness of all signatures (other than those of the Borrower), the authenticity of all agreements, instruments, and documents submitted to me as originals, and the conformity to original agreements, instruments, and documents of all agreements, instruments, and documents submitted to me as certified, conformed, or photostatic copies and the authenticity of the originals of such copies.  As to questions of fact material to such opinions, I have assumed without verification and relied upon the accuracy of the representations as to factual matters set forth in the Loan Documents and in certificates of the Borrower or its officers or of public officials.  Nothing has come to my attention, however, calling into question the accuracy of such representations.

The opinions set forth below are subject to the qualification that no opinion is expressed with respect to laws other than those of (i) the United States of America, (ii) the State of Connecticut and (iii) the State of New York.  I am a member of the bar of the State of New York and an Authorized House Counsel in the State of Connecticut.  I am not a member of the bar of the State of Connecticut and do not hold myself out as an expert in the laws of such State, although I have made a study of relevant laws of such State.  In expressing opinions about matters governed by the laws of the State of Connecticut, I have relied on the opinion of Kerry J. Tomasevich, Esq., Senior Counsel of NUSCO and a member of the bar of the State of Connecticut and whose opinion is attached hereto.

My opinion in Paragraph 5 below (i) is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally, to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith, and fair dealing (regardless of whether considered in a proceeding in equity or at law), and to the effect of certain laws and judicial decisions that may affect the enforceability of certain rights and remedies provided in the documents referred to therein, none of which laws and judicial decisions, however, will make the rights and remedies provided in such documents inadequate for the practical realization of the benefits provided therein and (ii) assumes the binding effect of all documents referred to therein on all parties thereto other than the Borrower.

I note further that, in addition to the effect of general principles of equity described in the preceding paragraph, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

References to “the best of my knowledge” or equivalent words means my actual knowledge after consultation with such other lawyers as I considered appropriate, including those lawyers responsible for assisting the Company in the preparation of the Credit Agreement, and after such other inquiry deemed appropriate, but without examination of the docket of any court or agency or any other special investigation.

S.01A-2

Union Bank, N.A.,

as Administrative Agent

March 26, 2012

I express no opinion herein as to (i) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (ii) the availability of specific performance or other equitable remedies, or (iii) the enforceability of waivers by parties of their respective rights and remedies under law.

Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

1.

The Borrower is duly organized and validly existing as a corporation and in good standing under the laws of the State of Connecticut and has the requisite power and authority under its Charter and Bylaws to own its property and assets and to carry on its business as now conducted in the State of Connecticut.  The Borrower is duly qualified to do business in, and is in good standing in all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary except where the failure to so qualify would not have a material adverse effect on the financial condition, properties, prospects or operations of the Borrower.

2.

The execution, delivery, and performance by the Borrower of the Credit Agreement and the Notes (a) are within the Borrower’s powers under its Charter and Bylaws and have been duly authorized by all necessary corporate action and (b) do not and will not contravene (i) the Charter or Bylaws, (ii) any law, or (iii) to the best of my knowledge, any contractual restriction contained in any material agreement binding on or affecting the Borrower.

3.

The Credit Agreement has been duly executed and delivered by the Borrower.

4.

No authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body (other than in connection with or in compliance with the provisions of the state securities or “Blue Sky” laws of any jurisdiction, as to which I express no opinion) is required to be obtained or made in connection with the execution, delivery, or performance by the Borrower of the Credit Agreement or the Notes, except for those that have been obtained and are in full force and effect.

5.

The Credit Agreement is, and the Notes, when executed and delivered for value will be, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

6.

There is no pending or, to the best of my knowledge, threatened action or proceeding affecting the Borrower or its properties before any court, governmental agency, or arbitrator (a) which affects or purports to affect the legality, validity, or enforceability of the Credit Agreement or the Notes or (b) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties, or operations of the Borrower, except, for purposes of this clause (b) only, such as is described in the Disclosure Documents.

7.

The Borrower is not an “investment company” within the meaning ascribed to that term in the Investment Company Act of 1940, as amended.

S.01A-3

Union Bank, N.A.,

as Administrative Agent

March 26, 2012

Very truly yours,

S.01A-4

Exhibit 5.01B

Form of Opinion of King & Spalding LLP,

Special New York Counsel to the Administrative Agent

March 26, 2012

Union Bank, N.A., as Administrative Agent
under the captioned Credit Agreement, and
each of the Banks party thereto

Re:

Credit Agreement, dated as of March 26, 2012 (the “Credit Agreement”), among The Connecticut Light and Power Company (the “Borrower”), the lenders party thereto and Union Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

We have acted as special New York counsel to the Administrative Agent in connection with the preparation, execution and delivery of the Credit Agreement.  Unless otherwise indicated, terms defined in the Credit Agreement are used herein as therein defined.

In that connection, we have examined the following documents:

(1)

counterparts of the Credit Agreement, executed by the Borrower, the Administrative Agent and the Banks;

(2)

the form of Note to be executed by the Borrower and delivered to any Lender that requests a Note pursuant to the terms of the Credit Agreement; and

(3)

the other documents furnished by the Borrower on the Closing Date pursuant to Section 5.01(a) of the Credit Agreement, including the opinion of Jeffery C. Miller, Assistant General Counsel of NUSCO (the “Borrower Opinion”).

Our engagement as special counsel has been limited to the specific matters as to which we were consulted.  We have no direct knowledge of the day-to-day affairs of the Borrower and have not reviewed generally its business affairs.  In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies.  We have also assumed that each of the Banks and the Administrative Agent has duly executed and delivered, with all necessary power and authority (corporate and otherwise), each Loan Document to which each such Person is a party and that each such Loan Document is enforceable against each such Person in accordance with its terms.  We have relied, as to factual matters, on the documents we have examined and, as to matters addressed by the Borrower Opinion, on the Borrower Opinion (with the exception of paragraph 5 thereof).

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

(i)

the Credit Agreement is, and each of the Notes, when executed and delivered for value received in accordance with the terms of the Credit Agreement will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms; and

(ii)

while we have not independently considered the matters covered by the Borrower Opinion to the extent necessary to enable us to express the conclusions stated therein, the Borrower Opinion and the other documents referred to in item (3) above are substantially responsive to the corresponding requirements set forth in Section 5.01(a) of the Credit Agreement pursuant to which the same have been delivered.

The opinions expressed herein are subject to the following qualifications:

(a)

Our opinion in paragraph (i) above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors’ rights generally.

(b)

Our opinion in paragraph (i) above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).  Such principles of equity are of general application, and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants.

(c)

We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

(d)

We express no opinion herein as to (i) Section 10.05 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under Federal or state securities laws or (v) the enforceability of waivers by parties of their respective rights and remedies under law.

(e)

In connection with any provision of the Credit Agreement whereby any Person submits to the jurisdiction of any court of competent jurisdiction, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on Federal court jurisdiction.

5.01B-2

(f)

Our opinions expressed above are limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.  Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement may be sought that limits the rates of interest legally chargeable or collectible.

This opinion letter speaks only as of the date hereof, and we expressly disclaim any responsibility to advise you of any development or circumstance, including changes of law of fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.  This opinion letter is furnished to the addressees hereof solely in connection with the transactions contemplated by the Credit Agreement, is solely for the benefit of the addressees hereof and may not be relied upon by any other Person or for any other purpose without our prior written consent.  Notwithstanding the foregoing, this opinion letter may be relied upon by any Person that becomes a Lender after the date hereof in accordance with the provisions of the Credit Agreement as if this opinion letter were addressed and delivered to such Person on the date hereof.  Any such reliance must be actual and reasonable under the circumstances existing at the time such Person becomes a Lender, taking into account any changes in law or facts and any other developments known to or reasonably knowable by such Person at such time.

Very truly yours,

5.01B-3

Exhibit 10.07

Form of Assignment and Assumption

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and [the][each]7 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of the Assignees hereunder are several and not joint.]8  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Documents, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.

Assignor:

2.

Assignee[s]:

______________________________

for each Assignee, indicate whether such Assignee is an affiliate of [identify Lender]

10.07-1

3.

Borrower:

The Connecticut Light and Power Company

4.

Administrative Agent:

 Union Bank, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement:

Credit Agreement, dated as of March 26, 2012. among The Connecticut Light and Power Company, the Lenders parties thereto, and Union Bank, N.A., as Administrative Agent.

6.

 Assigned Interest[s]:

Assignor	Assignee[s][9]	Aggregate Amount of Commitment/Advances for all Lenders[10]	Amount of Commitment/Advances Assigned[8]	Percentage Assigned of Commitment/Advances[11]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.

Trade Date:

______________]12

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________

     Title:

ASSIGNEE[S]13

[NAME OF ASSIGNEE]

By:______________________________

     Title:

10.07-2

[NAME OF ASSIGNEE]

By:______________________________

     Title:

Consented to:14

UNION BANK, N.A., as

  Administrative Agent

By_________________________________

  Title:

THE CONNECTICUT LIGHT AND POWER

COMPANY

By_________________________________

  Title:

10.07-3

ANNEX 1

Credit Agreement, dated as of March 26, 2012, among The Connecticut Light and Power Company, the Lenders and parties thereto and Union Bank, N.A., as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

Representations and Warranties.

1.1.

Assignor[s].  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its subsidiaries or affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its subsidiaries or affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.

Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(iii) of the Credit Agreement), (iii)  from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.04(b) thereof and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vi) it has, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest; (b) agrees that (i) it will, independently and without reliance on the Administrative

10.07-4

Agent, the Assignor or any other Credit Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto.

2.

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Footnotes

1 Must be a Business Day.  The Notice of Borrowing must be received by the Administrative Agent (i) in the case of a proposed Borrowing to consist of Eurodollar Rate Advances, by hand or facsimile not later than 11:00 a.m. (New York City time), three Business Days prior to a proposed Borrowing and (ii) in the case of a proposed Borrowing to consist of Base Rate Advances, by hand or facsimile not later than 11:00 a.m. (New York City time), on the day of a proposed Borrowing.

2 Must be a Business Day.

3 Not less than $5,000,000 and in integral multiples of $1,000,000.

4 Eurodollar Rate Advance or Base Rate Advance.

5 In no event later than the Termination Date.

6 (G) may be selected at the option of the Borrower; if no election is made, such date shall be earlier of (i) the Termination Date and (ii) the date 364 days from the date of the proposed Borrowing.

7 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

8 Include bracketed language if there are multiple Assignees.

9 List each Assignee, as appropriate.

10 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

11 Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.

12 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

13 Add additional signature blocks as needed.

14 To be added only if the consent of the Company and/or the Administrative Agent is required by the terms of the Credit Agreement.

10.07-5